UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Entravision Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1 Estrella Way

Burbank, California 91504

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2025

To Our Class A Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Entravision Communications Corporation (“Entravision,” the “company”, “we”, “our” or “us”), beginning promptly at 10:00 a.m. Pacific Daylight Time on Thursday, May 29, 2025, for the following purposes:

1.
To elect eight directors to our Board of Directors (the “Board”) to serve until the 2026 annual meeting of the stockholders and until their successors are duly elected and qualified.
2.
To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.
To approve, on an advisory, non-binding basis, the compensation of our named executive officers.

The 2025 Annual Meeting will be held as a virtual meeting only. There is no physical location for the 2025 Annual Meeting and you will not be able to attend the 2025 Annual Meeting in person.

If you plan to participate in, vote at, or submit questions during, the 2025 Annual Meeting, please see “Instructions to Attend the 2025 Annual Meeting” on page 53 of the accompanying Proxy Statement or visit https://www.entravision.com/investor/annual-meeting/. You will be able to listen, vote and submit questions from your home or from any remote location that has Internet connectivity.

The matters to be acted upon are described more fully in the proxy statement accompanying this notice.

Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2025 Annual Meeting.

The Board has fixed the close of business on April 17, 2025 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2025 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2025 Annual Meeting.

Representation of at least a majority in voting interest of our Class A common stock either in person or by proxy is required to constitute a quorum for purposes of voting on the proposal to be voted on at the 2025 Annual Meeting. Accordingly, it is important that your shares be represented at the 2025 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2025 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2025 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Michael Christenson
Chief Executive Officer

April 25, 2025

Burbank, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2025:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
https://investor.entravision.com/financials/annual-reports/default.aspx

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2025 ANNUAL MEETING OF STOCKHOLDERS

OF

ENTRAVISION COMMUNICATIONS CORPORATION

To Be Held on May 29, 2025

This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), beginning promptly at 10:00 a.m. Pacific Daylight Time on Thursday, May 29, 2025, and at any adjournments or postponements thereof, for the purpose set forth in the accompanying Notice of 2025 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about April 29, 2025. In addition, stockholders may obtain additional copies of our Annual Report to Stockholders for the year ended December 31, 2024 (the “Annual Report”) and this proxy statement, without charge, by writing to us at our principal executive offices at 1 Estrella Way, Burbank, California 91504, Attention: Secretary, or from our website at https://investor.entravision.com. Our Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “10-K”) without exhibits, is being mailed or otherwise provided to stockholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

The 2025 Annual Meeting will be held as a virtual meeting only, to be held via webcast over the Internet. There is no physical location for the 2025 Annual Meeting and you will not be able to attend the 2025 Annual Meeting in person.

If you plan to participate in, vote at, or submit questions during, the 2025 Annual Meeting, please see “Instructions to Attend the 2025 Annual Meeting” on page 53 of the accompanying Proxy Statement or visit https://www.entravision.com/investor/annual-meeting/. You will be able to listen, vote and submit questions from any location that has Internet connectivity.

VOTING RIGHTS AND SOLICITATION

The close of business on April 17, 2025 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2025 Annual Meeting. As of the Record Date, we had 81,623,559 shares of Class A common stock, par value $0.0001 per share, issued and outstanding. All of the shares of our Class A common stock outstanding on the Record Date, and only those shares, are entitled to vote on the proposals to be voted upon at the 2025 Annual Meeting. Holders of the Class A common stock of record entitled to vote at the 2025 Annual Meeting will have one vote for each share of Class A common stock so held with regard to the matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2025 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest present in person or represented by proxy of the Class A common stock outstanding and entitled to vote at the 2025 Annual Meeting shall constitute a quorum for the transaction of business at the 2025 Annual Meeting. Votes withheld, abstentions, and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the 2025 Annual Meeting.

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to one or more specific nominees. The vote required to elect each nominee is a plurality of the votes present in person or represented by proxy at a meeting, provided that a quorum is present. As a result, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors. Brokers do not have discretionary authority to vote on this proposal. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the 2025 Annual Meeting.

In voting with regard to the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2), stockholders may vote in favor of such proposal, against such proposal, or may abstain from voting. The vote required to approve Proposal 2 is the affirmative vote of a majority of the shares of Class A common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. Abstentions will have the same effect as votes “against” the proposal. Brokers will have discretionary authority to vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

In voting with regard to the proposal to approve, on an advisory non-binding basis, named executive officer compensation (Proposal 3), stockholders may vote in favor of such proposal, against such proposal or may abstain from voting. The vote required to approve Proposal 3 is the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal; therefore, brokers are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner. Broker non-votes will have no effect on the proposal.

Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals.

Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2025 Annual Meeting in accordance with the stockholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the director nominees named in this proxy statement in Proposal 1, and FOR each of Proposal 2 and Proposal 3. Management does not know of any matters to be presented at the 2025 Annual Meeting other than as set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2025 Annual Meeting, the proxyholders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2025 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2025 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2025 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

The entire cost of soliciting proxies will be borne by the company. Proxies will be solicited principally through the use of the mails or electronically, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

As currently in effect, our Eighth Amended and Restated Bylaws (the “bylaws”) provide that the Board shall consist of not less than six and not more than eleven directors. The Board currently consists of eight members elected by the holders of the Class A common stock. The Board has nominated eight individuals for election as directors at the 2025 Annual Meeting and has set the number of directors as of the 2025 Annual Meeting at eight. All our directors are elected by our stockholders at each annual meeting of stockholders and each will serve until such person’s successor is duly elected and qualified, or until such person’s earlier resignation or removal. There are no family relationships among any of our current directors, nominees for directors and executive officers.

The proxyholders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of each of the director nominees listed below, unless instructions to the contrary are marked on the proxy. Each nominee has been nominated by the Board, acting upon the recommendation of the Board’s Nominating/Corporate Governance Committee. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2026 or until such person’s successor has been duly elected and qualified, or until such person’s earlier resignation or removal.

In the event that a nominee is unable or declines to serve as a director at the time of the 2025 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill such a vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for each of the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Election as Directors

The following is certain information as of April 17, 2025 regarding the nominees for election as directors:

Name	Position	Age
Paul Anton Zevnik	Chair	74
Brad Bender	Director	51
Michael Christenson	Director and Chief Executive Officer	66
Martha Elena Diaz	Director	63
Thomas Strickler	Director	63
Lara Sweet	Director	50
Gilbert R. Vasquez	Director	85
Fehmi Zeko	Director	66

Biographical Information Regarding Directors

Paul Anton Zevnik. Mr. Zevnik currently serves as Chair of the Board of Directors. Mr. Zevnik, together with Walter F. Ulloa and Philip Wilkinson, was a founding shareholder of Entravision, participating in the organization, acquisition and growth of our television and radio segments through predecessor entities, which were combined to form Entravision in 1995. He has served as a director of the company since its listing on the New York Stock Exchange in 2000. As a director, at various times, he has served on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition to Entravision, for more than 40 years Mr. Zevnik has participated in the formation, ownership and management of other media businesses, including television broadcasting, content production, digital media, and the deployment of UHF spectrum for wireless communications. Mr. Zevnik has more than 40 years of experience in the formation, ownership, management and operation of Entravision's media businesses and its predecessor entities. A Harvard Law School graduate, Mr. Zevnik was also the founder and managing partner of a national law firm before becoming a partner of the international law firm Morgan, Lewis & Bockius, LLP, maintaining his principal offices in Washington, D.C. and Los Angeles, California until his retirement from the firm in September 2024. Mr. Zevnik is Senior Counsel with Miller Friel, PLLC, representing corporate policyholders in insurance, risk transfer and related matters including captives and qualified settlement funds.

Brad Bender. Mr. Bender has more than 25 years of experience in digital technologies and advertising. From April 2008 to November 2022, Mr. Bender served in various roles at Alphabet Inc., parent company of Google, where he was most recently Vice President, Product, News and Search Ecosystems. In that role, he led Google's News and Search ecosystems and redesigned the Google News experience. Previously at Google, Mr. Bender was the Vice President, Product, Display and Video Advertising. In that role he led Google’s display and video advertising products globally, including its programmatic ads platform. During his tenure, he founded the Google Display Network, and led its development into a multi-billion dollar business. Mr. Bender also served as Google's representative on the board of directors of the Interactive Advertising Bureau, the advertising business organization responsible for developing industry standards and conducting research for the online advertising industry, from November 2018 to February 2020. Prior to Google, Mr. Bender served in various roles at DoubleClick, most recently as Vice President, Product Management, prior to its acquisition by Google in 2008. Mr. Bender is currently an advisor, investor and board member to various start-ups, small businesses and nonprofits in the tech, media and entertainment, and services industries. Mr. Bender has been a director since June 2023.

Michael Christenson. Mr. Christenson has served as Chief Executive Officer of the Company since July 2023. Previously, Mr. Christenson served as a Managing Partner at Mayten Research, a private investment and advisory firm, from 2022 to 2023. Prior to that, Mr. Christenson served as the President and Chief Operating Officer of New Relic, Inc., a cloud-based observability platform that engineers use to build and manage enterprise systems, from October 2019 to June 2021, and as a member of New Relic, Inc.’s Board of Directors from August 2018 to June 2021. Mr. Christenson also served as a Managing Director at Allen & Company, a private investment banking firm, from 2010 until December 2019, where he provided advice and investment banking services to companies in the software sector. From 2005 to 2010, Mr. Christenson served in various roles at CA, Inc., an enterprise systems management and security software company, most recently as President and Chief Operating Officer. Prior to joining CA, Inc., Mr. Christenson was an investment banker at Salomon Brothers, Inc. and its successor firm, Citigroup Global Markets, Inc., from 1987 to 2004. Mr. Christenson also previously served on the Board of Directors of LogMeIn, Inc., a provider of cloud-based communications, collaboration, identity management, and customer support software, from 2010 to 2019. Mr. Christenson has been a director since October 2023.

Martha Elena Diaz. Ms. Diaz has provided strategic advisory services to companies in Latin America, such as National Geographic and Televicentro, since 2015. Previously, Ms. Diaz served as president of the Editorial Televisa subsidiary of Televisa for each of the United States, Mexico and Puerto Rico, where she led the digital transformation of brands such as National Geographic, Hearst and Meredith from physical to interactive platforms and influencer communities. Ms. Diaz also served as president of Distribuidora Intermex, a subsidiary of Grupo Televisa, from March 2012 until July 2015, and as president of Sistema Radiópolis from December 2010 until February 2012. Prior to that, she worked for Prisa as a director of Comercializadora Prisa Medios in Spain, a director of TV Bids at Prisa Group in Colombia, and chief executive officer of Grupo Latino de Publicidad in Colombia, a pioneer in media marketing in Colombia with 19 outlets, with different brands of television, radio, out-of-home advertising, digital platforms and sports. Prisa is one of the largest media companies in Spain and Latin America, producing a wide variety of educational, cultural and informative content. Ms. Diaz also served as president of Sky Colombia, a satellite television company, and chief executive officer of Supercable Colombia, a cable television company, while also serving as president of Colombia’s subscription television association. Prior to her media career, Ms. Diaz served as Marketing Vice President of Banco de Colombia, and Commercial Vice President of the north zone of South America at Sofasa. Ms. Diaz currently serves on the board of directors and as Treasurer of the Monasterio del Viento foundation in Colombia, which helps rural communities and environmental preservation efforts. She holds a degree in chemical engineering from the Universidad Pontificia Bolivariana and a postgraduate certificate as a marketing specialist from the Universidad EAFIT in Colombia. Ms. Diaz has been a director since May 2016.

Thomas Strickler. Mr. Strickler co-founded Endeavor Talent Agency in 1995 and served on its management committee before his departure in 2009. Prior to Endeavor, Mr. Strickler was an agent at Creative Artists Agency, InterTalent and ICM. Mr. Strickler is a Managing Director of Prime Focus World, a creative services provider to film studios and production companies. Mr. Strickler serves on the Board of Trustees of SCI-Arc, and is a member of the Board of Directors of the Glen Canyon Institute, the Board of Directors of the Los Angeles Master Chorale, and the

Board of Advisors of the School of Education and Information Studies at the University of California, Los Angeles. Mr. Strickler has been a director since June 2023.

Lara Sweet. Ms. Sweet has been a director of MediaAlpha, Inc., since the completion of its initial public offering in October 2020, and serves as the chair of the Audit Committee and a member of the Compensation Committee. MediaAlpha uses technology and data science to help businesses optimize their customer acquisition efforts. Ms. Sweet also serves as an advisor to private technology companies. From May 2019 to June 2021, Ms. Sweet served as the Chief People Officer at Snap Inc., a technology company and owner of the application Snapchat. Prior to that, Ms. Sweet served as Snap’s interim Chief Financial Officer from January 2019 to May 2019, as Chief Accounting Officer from October 2017 to September 2019, and as Controller from June 2016 to October 2017. During her tenure in these roles, Ms. Sweet was integrally involved in developing and implementing best practices across Snap’s accounting and financial reporting functions. Prior to Snap, Ms. Sweet served as Controller and Chief Accounting Officer at AOL. She has also held the positions of Senior Director, External Reporting at Freddie Mac and Senior Manager, Internal Audit at Marriott International. Ms. Sweet received a B.S. in Accounting from George Mason University. Ms. Sweet has been a director since October 2023.

Gilbert R. Vasquez. Mr. Vasquez is managing partner of the certified public accounting firm of Vasquez + Company LLP, which he founded in 1969. Mr. Vasquez is also the Chairman Emeritus of the Los Angeles Latino Chamber of Commerce. Mr. Vasquez was a board member of the 1984 Los Angeles Olympic Committee and currently serves as a board member on its successor organization, the LA84 Foundation. He is past president of the California Board of Accountancy. He has been a member of various Boards of Directors including Green Dot Public Schools, California State University Los Angeles Foundation, Los Angeles Metropolitan YMCA, Congressional Hispanic Caucus, Los Angeles Area Chamber of Commerce, and National Association of Latino Elected and Appointed Officials. Other past corporate board appointments include Verizon (formerly) GTE of California, Glendale Federal Bank, ProAmerica Bank and Blue Cross of California. Mr. Vasquez has been a director since May 2007.

Fehmi Zeko. Fehmi Zeko currently serves as Co-Founder and Managing Partner of MC Strategic Advisors LLC and as a General Partner at Great Point Studios. From March 2018 to December 2022, he served on the board of directors of Athene Holding Ltd., a retirement services company. From 2015 to March 2018, Mr. Zeko served as Vice Chairman, Global Technology, Media and Telecommunications Investment Banking Group at Bank of America Merrill Lynch. In this role he helped organize and execute the strategic plan to reposition the entire Technology, Media and Telecom franchise for large cap coverage globally. Prior to Bank of America Merrill Lynch, Mr. Zeko was Senior Managing Director, Group Head North America and Global Chairman, Telecom, Media, Entertainment and Technology (“TMET”) at Macquarie Capital, where he led the firm’s Global TMET Investment Banking and Principal Investing Practice. Prior to joining Macquarie Capital, Mr. Zeko was Vice Chairman and Co-Founder of the Foros Group, where he led the firm’s Media and Communication Advisory Practice. Prior to that, Mr. Zeko held senior investment banking positions at Deutsche Bank and Citigroup. Mr. Zeko also serves on the board of directors of the Yonkers Public Schools Foundation for Education and the board of trustees of the Miami City Ballet. He received his Bachelor of Business Administration and Master of Business Administration in Finance from Texas Christian University’s Neeley School of Business. Mr. Zeko has been a director since May 2019.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our corporate website at https://investor.entravision.com/governance, which includes information regarding the company’s corporate governance practices. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, Related Party Transaction Policy, Board committee charters, Audit Committee Pre-Approval Policy and certain other corporate governance documents and policies are available on that page of our website. Any changes to these documents and any waivers granted with respect to our code of ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Entravision Communications Corporation, 1 Estrella Way, Burbank, California 91504, Attention: Secretary. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the SEC.

Board of Directors

Director Independence

Our Board currently consists of eight members, a majority of whom meet the independence requirements of the NYSE as currently in effect. The Board has made independence determinations in accordance with NYSE listing standards, which state that a director will not be independent if:

(i)
the director is, or within the last three years was, employed by the company or any of its subsidiaries, or an immediate family member of the director is, or within the last three years was, an executive officer of the company;
(ii)
the director, or an immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);
(iii)
(A) the director is a current partner or employee of a firm that is the company’s (or any of its subsidiaries) internal or external auditor; (B) an immediate family member of the director is a current partner of such firm; (C) an immediate family member of the director is an employee of such firm and personally works on the company’s audit; or (D) the director, or an immediate family member of the director, was within the last three years (but is no longer), a partner or employee of such firm and personally worked on the company’s audit within that time;
(iv)
the director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the company’s present executive officers at the same time serve or served on that company’s Compensation Committee; or
(v)
the director is a current employee, or an immediate family member of such director is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount, which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

In addition to the foregoing, the Board also makes such independence determinations with respect to its Audit Committee and Compensation Committee members after taking into account the additional independence and financial literacy standards for members of each such committee, as applicable, in accordance with and pursuant to the rules and regulations of the SEC and NYSE listing rules as currently in effect.

The Board has affirmatively determined that each of Messrs. Bender, Vasquez, Zeko, Strickler and Zevnik and Mses. Diaz and Sweet are independent. In addition, the Board has affirmatively determined that none of our independent directors has a material relationship with the company other than as a director, in accordance with the foregoing categorical standards.

In addition, our corporate governance guidelines provide that no member of the Board may serve on more than three public company boards of directors (in addition to ours) without first obtaining the prior approval of the Board. To our knowledge, no member of the Board serves on more than three public company boards of directors (in addition to ours) at this time.

Meetings of the Board

The Board held eight meetings and acted by written consent eight times during 2024. Each of our incumbent directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which such director served in 2024.

The company’s non-management directors meet regularly in executive session without management present to discuss certain Board policies, processes and practices, and other matters relating to the company and the functioning of the Board. Mr. Zevnik served as the presiding or “lead” independent director for such meetings during 2024.

Each of our directors is encouraged to attend the company’s annual meeting of stockholders and to be available to answer any questions posed by stockholders to such director. Unless one or more members of the Board is unable to attend, all of the members of the Board are expected to attend the 2025 Annual Meeting. All of our incumbent directors attended our 2024 Annual Meeting of Stockholders, except for Thomas Strickler.

Board Leadership

Our Board is currently led by Paul Zevnik, who was involved in the development, management and ownership of our predecessor entities from 1989 to 1996. Mr. Zevnik has served as a director since August 2000, as our Interim Chair from January 2023 to June 2023, and our Chair since June 2023.

Since 2004, our Corporate Governance Guidelines provide for an independent “lead” director. The Board appointed Mr. Zevnik to serve as our lead director during 2024. The lead director is responsible for (i) convening and calling meetings of the independent directors; (ii) chairing executive sessions of the independent directors and communicating with management relating to these sessions; and (iii) if requested by stockholders, being available for direct communication. Our Corporate Governance Guidelines provide that our non-management directors meet regularly, and our independent directors meet annually, in executive session and that our independent lead director presides at these sessions.

We do not have any formal policy regarding whether the Chair of the Board and Chief Executive Officer should be vested in the same person or two different persons, or whether the Chair should be an employee of the company or should be elected from among the non-employee directors. The needs of the company and the individuals available to play these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the company. Currently, Mr. Zevnik serves as the company’s Chair, and Mr. Christenson serves as a director and the company’s Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

Our Board leadership structure is a traditional one commonly utilized by other public companies in the United States, and we believe that this leadership structure has been effective for our company. We believe that having independent chairs for each of our Board committees, only independent directors serving on these committees and an independent lead director provides the right form of leadership and balance for our company. This structure provides us with oversight of the company and each of the Board committees by experienced independent directors.

Risk Management Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board: (i) oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the company and its stockholders or that such strategies will motivate management to take excessive risks; and (ii) oversees the development and implementation of processes and procedures to mitigate the risk of failing to assure the orderly succession of the Chief Executive Officer and the senior executives of the company.

The Board also regularly reviews information regarding the company’s financial, operational and strategic risks. Each of the Board’s committees also oversees the management of company risks that fall within that committee’s areas of responsibility, including identifying, quantifying and assisting leaders throughout the company in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for discussing with management the company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee gives updates to the Board at its meetings, including updates on financial and information technology risks. The Audit Committee also meets privately with the company’s independent auditors, our internal auditors and our Chief Financial Officer at least quarterly. The Compensation Committee oversees the company’s risk management related to employee compensation plans and arrangements. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board and corporate governance matters. While each committee is responsible for overseeing the management of those risk areas, the entire Board is also periodically informed through committee reports.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees, and other covered persons that is reasonably designed to promote compliance with securities laws, rules and regulations, and NYSE listing standards. Because our Insider Trading Policy is designed to address transactions in our securities by our directors, officers, employees and other covered persons, our Insider Trading Policy does not govern purchases of our securities by our company. In addition, with regard to the company transacting in its own securities, it is the company’s policy to comply with federal securities laws and applicable NYSE listing standards.

Anti-Hedging and Anti-Pledging Policies

Under the company’s Insider Trading Policy as currently in effect, all directors, officers and employees of the company are prohibited from short-selling Entravision stock or engaging in transactions involving Entravision-based derivative securities. “Derivative Securities” in the Insider Trading Policy are options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as Entravision stock. This prohibition includes, without limitation, trading in Entravision-based put and call option contracts, transacting in straddles, hedging, pledging or other similar transactions.

Director Stock Ownership Guidelines

In order to further align their interests and actions with the interests of the company’s stockholders, the Board has adopted Director Stock Ownership Guidelines that require our directors to accumulate over time and hold Entravision stock equal in value to at least four times the value of the regular annual cash retainer for directors, which shall include:

•
any shares beneficially owned by the director or members of his or her immediate family who share the director’s household;
•
shares of restricted stock or restricted stock units; and
•
vested but unexercised stock options.

Compliance with these ownership guidelines is measured on the first trading day after March 31 of each calendar year, using the director’s annual retainer fee as of that day, the closing stock price as of that day and the director’s holdings of company stock as of that day.

These Director Stock Ownership Guidelines also provide for discretion of our Compensation Committee to make decision or exceptions to the guidelines in extenuating circumstances or instances where they would place a severe hardship on a director in a manner that reflects the director’s personal circumstances and the intention of the guidelines.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•
Stockholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Entravision Communications Corporation, 1 Estrella Way, Burbank, California 91504, or by email to stockholdercommunications@entravision.com.
•
Our Secretary is responsible for the first review and logging of any such correspondence and forwards the communication to the director or directors to whom it is addressed, unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (including those offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding two sentences, the Secretary does not screen communications sent to directors.
•
The log of stockholder correspondence is available to members of the Board for inspection. The Secretary periodically provides to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the lead independent director, or with the non-management directors as a group, by mail addressed to Lead Director, c/o Corporate Secretary, Entravision Communications Corporation, 1 Estrella Way, Burbank, California 91504, or by email to stockholdercommunications@entravision.com.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls or auditing matters, or financial impropriety. Any of the company’s employees or non-employees may confidentially communicate concerns about any of these matters by calling our toll-free hotline. All of the reporting mechanisms are also posted on our website. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters, or financial impropriety and, if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

The Board has a regular standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. In February 2023, the Board also constituted a Special Committee for the purpose of assisting management during the transition following the death of our founder and former chief executive officer, which Special Committee currently consists of Messrs. Zeko (chair), Bender and Vasquez. In July 2024, the Board suspended the Special Committee until such time as the Board deems it advisable.

The composition, functions and general responsibilities of each regular standing committee are summarized below.

Audit Committee

The Audit Committee consists of Messrs. Vasquez (chair), Zeko and Zevnik, and Ms. Sweet. The Board has determined that each of Mr. Vasquez and Ms. Sweet is an audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A adopted under the Exchange Act. The Board has determined that all members of the Audit Committee meet the independence and knowledge requirements of the NYSE as currently in effect. For information about Messrs. Vasquez’s, Zeko’s and Zevnik's, and Ms. Sweet’s experience, please see “Biographical Information Regarding Directors” above. The Audit Committee held four meetings and acted by written consent two times during 2024.

Consistent with the company’s Corporate Governance Guidelines, no member of the Audit Committee may serve on the audit committees of more than two other public companies (in addition to ours) without first obtaining the prior approval of the Board. Currently, no member of the Audit Committee serves on more than two other public company audit committees (in addition to ours).

The Audit Committee operates under a written charter, a copy of which is available on the governance page of the investor relations section of our website at https://investor.entravision.com. The Audit Committee’s duties include, among other things, responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. Please see the “Audit Committee Report” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

As part of its responsibility, the Audit Committee is responsible for engaging our independent registered public accounting firm, as well as pre-approving audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair its independence. The Audit Committee has adopted, and the Board has ratified, an Audit Committee Pre-Approval Policy, which is also available on our website.

Compensation Committee, Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mses. Diaz (chair) and Sweet and Messrs. Bender and Strickler, and each of Mses. Diaz and Sweet and Messrs. Bender and Strickler served on the Compensation Committee in 2024. The Board has determined that the members of the Compensation Committee qualify as independent directors as defined under the NYSE rules as currently in effect, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act. No member of the Compensation Committee was at any time during 2024 an officer or employee of the company. The Compensation Committee held one meeting and acted by written consent three times during 2024.

The Compensation Committee operates under a written charter, a copy of which is available on the governance page of the investor relations section of our website at https://investor.entravision.com. Among other things, the Compensation Committee establishes the compensation and benefits of our executive officers. The compensation committee also administers our employee benefit plans, including our equity incentive plan.

Please see “Compensation Committee Report” below, which details the Compensation Committee’s report on our executive compensation for 2023.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Messrs. Zevnik (chair) and Strickler and Ms. Diaz. The Board has determined that the members of the Compensation Committee qualify as independent directors as defined under the NYSE rules as currently in effect. The Nominating/Corporate Governance Committee held one meeting and acted by written consent one time during 2024.

The Nominating/Corporate Governance Committee operates under a written charter, a copy of which is available on the governance page of the investor relations section of our website at https://investor.entravision.com. Among other things, the Nominating/Corporate Governance Committee has the primary responsibility for overseeing the company’s corporate governance compliance practices, as well as supervising the affairs of the company as they relate to the nomination of directors. The principal ongoing functions of the Nominating/Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, recommending director nominations to the Board, developing and recommending corporate governance principles for the company and monitoring the company’s compliance with those principles, overseeing environmental, social and governance matters significant to the company and reporting to the Board from time to time on such matters, and establishing and monitoring procedures for the receipt of stockholder communications directed to the Board.

The Nominating/Corporate Governance Committee is also responsible for conducting an annual evaluation of the Board to determine whether the Board and its committees are functioning effectively, and reports annually to the Board with the results of this evaluation.

Director Nominations

The Nominating/Corporate Governance Committee has the responsibility to identify appropriate candidates to serve as directors of the company, interviews director candidates and makes recommendations to the Board regarding candidate selection. In considering candidates to serve as directors, the Nominating/Corporate Governance Committee evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, and industry knowledge, taking into account and complying with all rules of the NYSE and applicable laws with respect to these criteria. The Nominating/Corporate Governance Committee also considers the extent to which the candidate would fill a present need on the Board and additional factors which may provide a range of experiences, skills and perspective to the Board.

In recommending the nominees who are standing for election as directors at the 2025 Annual Meeting, the Nominating/Corporate Governance Committee considered the foregoing factors and, in the case of incumbent directors, each such nominee’s previous service on the Board, which provides continuity in its deliberations. The Nominating/Corporate Governance Committee also considered specific qualifications, attributes and skills that each nominee possesses and contributes to the work of the Board. Mr. Zevnik’s background as an attorney, as well as his leadership roles and years of experience with our company and the broadcasting and digital media industries, make him an important resource for the Board, as he provides valuable insight into business, strategic and certain technical matters, including insurance and risk transfer. Mr. Bender’s deep knowledge of the global digital advertising industry, the key industry players and the underlying technology capabilities are key attributes that provide valuable assistance to the Board and management in its Advertising Technology & Services segment. Mr. Christenson's leadership roles at global financial institutions, extensive experience as an executive, including in the technology industry, and his current role as an executive officer of the company, provides him a unique perspective on the strategic direction of our company, and additional perspective afforded by his familiarity with day-to-day operations and the executive function. Ms. Diaz’s experience at international Spanish-language media companies and as a marketing executive and operational manager provide the Board with valuable insight into operational, marketing and strategic matters and in-depth knowledge of Latino audiences. Mr. Strickler's extensive experience, entrepreneurship and leadership in the media industry provide the Board with valuable insight in business matters and leadership in and knowledge of the media industry. Ms. Sweet's financial expertise, experience in the Company's industry and geography, and experience with public company boards, audit and compensation committees provides the Board with valued guidance on business, corporate governance and leadership matters. Mr. Vasquez’s experience as a certified public accountant qualifies him as a financial expert and he serves on the Board’s Audit Committee. He also provides the Board with valuable leadership experience and general business knowledge. Mr. Zeko’s leadership roles at global financial institutions, as well as his extensive experience in media investment banking, provide the Board with insight into financial, global and strategic matters, as well as knowledge of our industry.

Stockholder Recommendations of Director Candidates

The Board has adopted a Policy Regarding Stockholder Nomination for Directors pursuant to which the Nominating/Corporate Governance Committee will also consider stockholder candidates for nominations as director. Any director candidates submitted to this committee by stockholders will be evaluated according to the company’s overall needs, the director qualification standards set forth above, and the candidate's overall knowledge, experience and background. The Nominating/Corporate Governance Committee’s process for evaluating stockholder nominations shall not differ from the process used for considering all other director nominees.

Stockholder Nominations of Director Candidates

For stockholder nominations or other business to be properly brought before our annual meeting of stockholders by a stockholder pursuant to our bylaws, the stockholder must (1) have given Timely Notice (as defined below) thereof in writing to the Secretary of the corporation, (2) have provided any updates or supplements to such notice at the times and in the forms required by our bylaws and (3) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by our bylaws. To be timely, a stockholder’s written notice must be received by the company’s Secretary at the principal executive offices of the corporation not later than 5:00pm Pacific time on the ninetieth (90th) day nor earlier than 5:00pm Pacific time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting of stockholders were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than 5:00pm Pacific time on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth or include all the information set forth in our bylaws about each person the stockholder proposes to nominate as a director and the stockholder giving the notice and other information, including information required by Rule 14a-19 promulgated under the Exchange Act.

Additional information regarding the process and all of the required information to properly and timely submit stockholder nominations or other business proposals at our annual meeting of stockholders is set forth in our bylaws. A copy of our bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Secretary at the address set forth above under Communications with the Board for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The foregoing summary is qualified in its entirety by reference to our bylaws as may be amended or modified and as in effect from time to time, which shall exclusively govern any such shareholder nomination or other business proposals to be brought before our annual meeting of stockholders.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the election of each of the director nominees identified above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed the firm of Deloitte and Touche, LLP (“Deloitte”) to act as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and such appointment is being submitted to our stockholders for ratification at the 2025 Annual Meeting. Deloitte is considered by our management to be well qualified.

The appointment of Deloitte as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice. If our stockholders fail to vote on an advisory basis in favor of ratification of the appointment of Deloitte, the Audit Committee will take such actions as it deems appropriate as a result of such stockholder vote. A representative of Deloitte is expected to be present virtually at the 2025 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Audit and Other Fees

Deloitte served as our independent registered public accounting firm for fiscal years 2023 and 2024. The following table summarizes the fees charged by Deloitte for the services rendered to the company and its subsidiaries in 2023 and 2024, respectively:

	Amount Billed and Paid
Type of Fee	Fiscal Year 2023	Fiscal Year 2024
Audit (1)	$2,751,000	$2,793,000
All Other Fees (2)	$2,000	$2,000
Total	$2,753,000	$2,795,000

(1)
Represents aggregate fees charged by Deloitte for fiscal years 2023 and 2024, respectively, including the audits of internal control over financial reporting, and quarterly reviews.
(2)
Represents aggregate fees charged by Deloitte for research services.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, the Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Deloitte for fiscal years 2023 and 2024 were pre-approved by our Audit Committee, each in accordance with the policy.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 3

ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory and non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. This vote is advisory, which means that the vote is not binding on the company, the Board or the Compensation Committee. However, we value the viewpoint of our stockholders, and the Compensation Committee will evaluate whether any actions are necessary to address any concerns.

Stockholders are urged to read, in particular, the section titled "Compensation Discussion and Analysis" as well as the section titled "Executive Compensation" in this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains additional information and narrative discussion about the compensation of our named executive officers. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2025 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, the other compensation tables and narrative discussion in the Proxy Statement for the company’s 2025 Annual Meeting of Stockholders.”

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory, non-binding basis, the compensation of the named executive officers, as disclosed in this Proxy Statement.

MANAGEMENT

The following sets forth the names, positions and ages of our executive officers as of April 17, 2025:

Name	Position	Age
Michael Christenson	Chief Executive Officer	66
Jeffery Liberman	President and Chief Operating Officer	66
Mark Boelke	Chief Financial Officer and Treasurer	53
Juan Navarro	Chief Revenue Officer	62

Background

Michael Christenson. Mr. Christenson has been our Chief Executive Officer since July 2023. See, “Proposal 1—Election of Directors” for additional biographical information on Mr. Christenson.

Jeffery Liberman. Mr. Liberman, our President and Chief Operating Officer since March 2017, has many years of experience in the television, radio and digital industries. At the company, he has led radio content development, operations management, sales growth, team management, traffic operations, digital operations, and television content curation. Mr. Liberman previously served as our Chief Operating Officer from July 2012 until March 2017, and President of our radio division from May 2001 until July 2012. From 1992 until our acquisition of Latin Communications Group Inc. in April 2000, Mr. Liberman was responsible for leading and operating Latin Communications Group’s 17 radio stations in California, Colorado, New Mexico and Washington D.C.

Mark Boelke. Mr. Boelke has been our Chief Financial Officer and Treasurer since May 2024. Mr. Boelke previously served as the Company’s General Counsel and Secretary since 2006, after joining the Company in 2005 as Deputy General Counsel and Vice President of Legal Affairs. Before joining the Company, Mr. Boelke was an attorney at O’Melveny & Myers LLP. Mr. Boelke earned his law degree from the University of Minnesota Law School and a Bachelor of Arts degree from St. Olaf College.

Juan Navarro. Mr. Navarro has been our Chief Revenue Officer since October 2024. He has more than 20 years of experience in Spanish-language broadcast media. He served as the Company’s Executive Vice President of Integrated Marketing Solutions since January 2024, and prior to that served as the Company’s Regional Vice President of Integrated Marketing Solutions since August 2019. Before that, he served in various roles at Spanish-language media companies, including eight years as an Interactive Sales Manager with the Company. Mr. Navarro earned his Master in Business Administration degree from the Anderson School of Management at the University of California, Los Angeles and a Bachelor of Science degree in Public Affairs from the University of Southern California

.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 17, 2025, concerning, except as indicated by the footnotes below:

•
each person whom we know beneficially owns more than 5% of our Class A common stock;
•
each of our directors and nominees for the board of directors;
•
our “named executive officers” as set forth in the “Compensation Discussion and Analysis”, below; and
•
all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Entravision Communications Corporation, 1 Estrella Way, Burbank, California 91504.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 81,623,559 shares of Class A common stock outstanding at April 17, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, restricted stock units or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within sixty days after April 17, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. In addition, we did not include TelevisaUnivision, Inc. ("TelevisaUnivision"), which currently holds all 9,352,729 shares of our Class U common stock. The Class U common stock is non-voting, and therefore TelevisaUnivision does not appear in the table as an owner of voting securities.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Class A Common Stock(1)
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Michael Christenson(2)	402,170	*
Mark Boelke(3)	193,323	*
Jeffery Liberman(4)	478,357	*
Juan Navarro(5)	136,492	*
Bill McNally(6)	39,890	*
Paul Anton Zevnik(7)	3,094,203	3.78%
Gilbert R. Vasquez(8)	879,376	1.07%
Martha Elena Diaz(9)	261,158	*
Fehmi Zeko(10)	219,168	*
Thomas Strickler(11)	1,004,210	1.23%
Brad Bender(12)	104,362	*
Lara Sweet(13)	98,367	*
All executive officers and directors as a group(14) (12 persons)	6,911,076	8.34%
> 5% Security Holders
Alexandra Seros(15)	13,252,554	16.24%
American Century Investment Management Inc.(16)	10,578,211	12.96%
Gate City Capital Management, LLC(17)	10,473,634	12.83%
BlackRock, Inc.(18)	4,454,312	5.46%

Beneficial ownership representing less than one percent is denoted with an asterisk (*).

(1)
Does not include Class A common stock that may become issuable upon conversion of Class U common stock on transfer. Class U common stock is not included in this table because it is non-voting. Currently all 9,352,729 shares of our Class U common stock outstanding are held by TelevisaUnivision.
(2)
Consists of 402,170 shares of Class A common stock held of record by Mr. Christenson.
(3)
Consists of 193,323 shares of Class A common stock held of record by Mr. Boelke.
(4)
Consists of (i) 223,967 shares of Class A common stock held of record by Mr. Liberman; and (ii) 254,390 shares of Class A common stock held by the Liberman Revocable Trust.
(5)
Consists of 136,492 shares of Class A common stock held of record by Mr. Navarro.
(6)
Consists of 39,890 shares of Class A common stock held of record by Mr. McNally.
(7)
Consists of (i) 131,269 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025; (ii) 2,432,268 shares of Class A common stock held by The Paul A. Zevnik Revocable Trust of 2000; and (iii) 530,666 shares of Class A common stock held by The Paul A. Zevnik Irrevocable Trust of 1996.
(8)
Consists of (i) 570,039 shares of Class A common stock held of record by Mr. Vasquez; and (ii) 309,337 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025.
(9)
Consists of 261,158 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025.
(10)
Consists of 219,168 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025.
(11)
Consists of (i) 10,000 shares of Class A common stock held of record by Mr. Strickler; (ii) 104,362 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025; and (iii) 889,848 shares of Class A common stock held of record by Thomas Strickler, as Trustee of The Walter F. Ulloa Irrevocable Trust of 1996 (the “Ulloa Irrevocable Trust”). Mr. Strickler has sole voting and dispositive power over the shares held of record by the Ulloa Irrevocable Trust. Mr. Strickler disclaims beneficial ownership of the shares held by the Ulloa Irrevocable Trust except to the extent of any pecuniary interest therein.

(12)
Consists of 104,362 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025.
(13)
Consists of 98,367 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025.
(14)
Consists of (i) 5,683,053 shares of Class A common stock and (ii) 1,228,023 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 17, 2025.
(15)
Based on the most recently available Schedule 13D/A jointly filed by Alexandra Seros, Individually, as Personal Representative of the Estate of Walter F. Ulloa, and as Trustee of The Seros Ulloa Family Trust of 1996 (the "Seros Ulloa Trust") and Thomas Strickler, as Trustee of the Ulloa Irrevocable Trust with the SEC dated June 13, 2023, consists of (i) 425 shares of Class A common stock held of record by Ms. Seros; (ii) 2,652,612 shares of Class A common stock held by the Estate of Walter F. Ulloa for which Ms. Seros serves as Personal Representative; and (iii) 10,599,517 shares of Class A common stock held by the Seros Ulloa Trust for which Ms. Seros serves as trustee. Does not include 889,848 shares of Class A common stock held by the Ulloa Irrevocable Trust, of which Ms. Seros is a beneficiary but not the trustee and does not exercise voting or dispositive control over such shares. Ms. Seros is the widow of our former Chairman and Chief Executive Officer, Mr. Walter F. Ulloa, who died on December 31, 2022. Ms. Seros disclaims beneficial ownership of shares except to the extent of her pecuniary interest.
(16)
Based on the most recently available Schedule 13G/A jointly filed by American Century Companies, Inc., American Century Investment Management, Inc., American Century Capital Portfolios, Inc. and Stowers Institute for Medical Research with the SEC dated February 14, 2025. American Century Companies, Inc. beneficially owned 10,578,211 shares of Class A common stock, with sole voting power over 10,238,186 shares and sole dispositive power over 10,578,211 shares; American Century Investment Management, Inc., a wholly-owned subsidiary of American Century Companies, Inc., beneficially owned 10,578,211 shares of Class A common stock, with sole voting power over 10,238,186 shares and sole dispositive power over 10,578,211 shares; American Century Capital Portfolios, Inc. beneficially owned 7,217,714 shares of Class A common stock, with sole voting power and sole dispositive power over all of such shares; and Stowers Institute for Medical Research beneficially owned 10,578,211 shares of Class A common stock, with sole voting power over 10,238,186 shares and sole dispositive power over 10,578,211 shares. The address for the joint filers is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.
(17)
Based on the most recently available Schedule 13F-HR filed with the SEC on February 14, 2025 by Gate City Capital Management, LLC. Gate City Capital Management, LLC beneficially owned 10,473,634 shares of Class A common stock, with sole voting power and sole dispositive power over all of such shares. The address for Gate City Capital Management, LLC is 8725 West Higgins Road, Suite 530, Chicago, Illinois 60631.
(18)
Based on the most recently available Schedule 13G/A filed with the SEC on April 23, 2025 by BlackRock, Inc. BlackRock, Inc. beneficially owned 4,454,312 shares of Class A common stock, with sole voting power over 4,377,671 shares and sole dispositive power over 4,454,312 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons that no Form 5s were required for those persons, we believe that all reporting requirements under Section 16(a) for the 2024 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except that Christopher Young, our former Chief Financial Officer, Karl Meyer, our Chief Revenue Officer, Juan Saldívar von Wuthenau, our former Chief Strategy and Business Development Officer, and Mr. Liberman were late in reporting equity grants, all during 2024, which reports have been filed as of the date of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has furnished the following Compensation Committee Report for the 2024 fiscal year. This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided below (the “CD&A”) with management. In reliance on the reviews and discussions referred to above, the Compensation Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this proxy statement and our Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Martha Elena Diaz, Chair
Brad Bender
Tom Strickler
Lara Sweet

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the 2024 compensation for our named executive officers, comprised of our principal executive officer, the two most highly compensated executive officers at fiscal year-end, and two other individuals who served as executive officers during fiscal year 2024 but were not serving in that capacity at the end of the fiscal year. For 2024, our named executive officers were:

Name	Position
Michael Christenson	Chief Executive Officer
Jeffery Liberman	President and Chief Operating Officer
Mark Boelke	Chief Financial Officer and Treasurer
Karl Meyer	Former Chief Revenue Officer
Christopher Young	Former Chief Financial Officer and Treasurer

The Company terminated Mr. Meyer’s employment on October 14, 2024 and Mr. Young’s employment on May 9, 2024.

This Compensation Discussion and Analysis describes the material elements of our executive compensation during 2024. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee and our Board arrived at the specific compensation decisions for our named executive officers in fiscal year 2024 and discusses the key factors that were considered in determining their compensation.

2024 Business Changes

On March 4, 2024, the Company received a communication from Meta Platforms, Inc. (“Meta”) that it intended to wind down its Authorized Sales Partners (“ASP”) program globally and end its relationship with all of its ASPs, including the Company, by July 1, 2024. This communication occurred after the Compensation Committee had made its compensation decisions for 2024. The cancellation of the ASP program made the Company's performance metrics with respect to the Company's bonus plan goals unattainable; however, the Company did not subsequently modify such goals.

For the fiscal year ended December 31, 2023, ASP revenue from Meta represented approximately 53% of the Company's consolidated revenue. As a result of this communication from Meta, the Company conducted a thorough review of its digital strategy, operations and cost structure, and during the second quarter of 2024 made the decision to dispose of the operations of its Entravision Global Partners (“EGP”) business. Following this decision, during the second quarter of 2024, the Company entered into a definitive agreement to sell substantially all of its EGP business to IMS Internet Media Services, Inc. (“IMS”). The transaction was completed on June 28, 2024. The remaining parts of the Company's EGP business, Jack of Digital and Adsmurai, S.L., were each sold back to their respective founders in separate transactions during the second quarter of 2024.

Administration of Compensation Program

The Compensation Committee has overall responsibility for evaluating and approving our executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of our executive officers, including our Chief Executive Officer and the other named executive officers, and to establish the general compensation policies for such individuals. The Compensation Committee also has the authority to administer and make discretionary equity incentive grants to all of our employees under our equity compensation plans.

The Compensation Committee operates under a written charter. The duties and responsibilities of a member of the Compensation Committee are in addition to his or her duties as a member of the Board. The charter reflects these various responsibilities, and the Compensation Committee is charged with periodically reviewing the charter, which it does annually. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors as defined under NYSE listing standards as currently in effect. The Compensation Committee has the ability to establish and delegate authority to a subcommittee. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants to assist the Compensation Committee. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“Frederic Cook”) as the Compensation Committee’s outside compensation consultant to provide advice directly to the Compensation Committee as well as company management in continuing to evaluate and develop compensation policies and practices. In 2024, Frederic Cook received $143,714 in direct compensation from the Company. The role of Frederic Cook is to provide independent advice and expertise in executive compensation policies and practices. In connection with its engagement of Frederic Cook, the Compensation Committee considered various factors regarding Frederic Cook’s independence including, but not limited to, the amount of fees received by Frederic Cook from the company as a percentage of Frederic Cook’s total revenue, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Frederic Cook’s independence. After reviewing these and other factors, the Compensation Committee determined that Frederic Cook was independent and that its engagement did not present any conflicts of interest.

In reviewing executive officer compensation, the Compensation Committee does target compensation to a specific benchmark level; however, the Compensation Committee reviews competitive market data from companies in the media and digital marketing industries with broadly similar market cap. The compensation decisions in 2024 were informed by market data from a Q3 2023 study of market compensation levels with the following peer group companies:

• Cardlytics, Inc.	• Fluent, Inc.	• Thryv, Inc.

• Comscore, Inc.	• fuboTV Inc.	• Townsquare Media, Inc.

• Criteo S.A.	• Gray Television, Inc.	• TrueCar, Inc.

• Cumulus Media	• Magnite Inc.	• Urban One, Inc.

• Digital Media Solutions, Inc.	• PubMatic, Inc.	• Yelp Inc.

• Digital Turbine, Inc.	• QuinStreet, Inc.	• Zeta Global Holdings Corp.

• EverQuote, Inc.	• Saga Communications, Inc.

• E.W. Scripps Company	• TechTarget, Inc.

The Compensation Committee held one meeting and acted by written consent three times during 2024. The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2024 fiscal year.

Consideration of Prior Say-on-Pay Advisory Vote

At our May 30, 2024, annual meeting, we held our most recent non-binding, advisory vote on the compensation of our named executive officers (a “Say-on-Pay” vote), which received the support of approximately 78% of the votes cast. The Compensation Committee has considered the results of the vote on our 2023 executive compensation program and intends to continually evaluate our core compensation principles and objectives, including taking into account feedback received through informal stockholder communications and the results of future say-on-pay votes, when determining executive compensation. Further, the Compensation Committee has made adjustments to our compensation program in fiscal year 2025 as described below under the heading “2025 Changes to Executive Compensation Program”.

Objectives and Philosophy

The Compensation Committee believes that our executive compensation policies and practices are designed to attract and retain qualified executives, motivate and reward them for their performance as individuals and as a management team, and further align the interests of our executives with the interests of our stockholders. We are engaged in a very competitive industry, and our success depends significantly upon our ability to attract and retain qualified executives through competitive compensation packages offered to such individuals. In addition, the Compensation Committee believes in rewarding executives’ performance in obtaining key operating objectives. The Compensation Committee also believes that our equity incentive compensation policies and practices should reward executives upon their continued employment with the company and the long-term price of our stock.

Our policy for allocating between long-term and current compensation is to ensure that we provide adequate base salary, bonus and equity incentive compensation to attract, retain and reward qualified executives for their services, while providing long-term incentives to reward retention and to maximize long-term value for the company and our stockholders. Our policy is to provide cash compensation in the form of base salary and bonuses to meet competitive salary requirements and, with respect to bonuses, to reward performance. We provide non-cash equity incentive compensation to meet competitive equity compensation needs, promote retention, reward performance and further align the interest of our executives with the company’s stockholders. The Compensation Committee typically evaluates total compensation and makes specific equity incentive compensation grants to named executive officers in connection with services provided to us in their capacity as employees and executive officers.

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of our executive officers. For fiscal year 2024, the Compensation Committee considered management’s achievement of our short- and long-term goals in light of general economic conditions as well as specific company, industry and competitive conditions. The principal factors the Compensation Committee took into account in evaluating each executive officer’s compensation package for the 2024 fiscal year are described below.

Our 2024 total compensation program for our executive officers consisted of the following key elements of compensation, which was designed so that the value of total compensation earned by our executive officers in 2024 was below the median compensation level of similarly-situated executives in the peer group:

•
Base salary
•
Bonus
•
Equity incentive compensation
•
Certain additional benefits and perquisites

Base Salary

It is our goal to provide a base salary for our executive officers that is sufficiently high to attract and retain a strong management team and reflect the individual executive’s responsibilities, value to us, experience and past performance. Base salaries for each of our executive officers are typically initially established pursuant to the terms of their respective employment agreements.

The Compensation Committee reviews and approves adjustments, as necessary or appropriate, to the base salaries of our executive officers on a periodic basis. In doing so, the Compensation Committee exercises its judgment and discretion and considers several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, the executive officer’s role and scope of responsibilities within our company, the executive officer’s individual experience and skills, the officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, and, for executive officers other than the Chief Executive Officer, the input of our chief executive officer. No specific formula is applied to determine the weight of each criterion. The annual base salaries for our named executive officers for fiscal year 2024 were as follows:

Named Executive Officer	Fiscal Year 2023 Base Salary Rate ($)	Fiscal Year 2024 Base Salary Rate ($)	Percentage Increase (%)
Michael Christenson	$950,000	$950,000	0%
Mark Boelke	$669,500	$669,500	0%
Jeffery Liberman	$800,000	$800,000	0%
Karl Meyer (1)	$628,300	$628,300	0%
Christopher Young (2)	$825,000	$825,000	0%

(1)
Amount reflects Mr. Meyer’s annual base salary in effect as of the termination of his employment on October 14, 2024.
(2)
Amount reflects Mr. Young’s annual base salary in effect as of the termination of his employment on May 9, 2024.

Bonus

For 2024, the target amount of each named executive officer’s performance-based cash bonus is set forth below:

Named Executive Officer	2024 Target Bonus as a % of Base Salary
Michael Christenson	100%
Mark Boelke	60%
Jeffery Liberman	60%
Karl Meyer	60%
Christopher Young	60%

Each performance-based annual cash bonus is earned based on achievement of company performance goals, with 50% of each bonus earned based on the company’s achievement of the revenue goals set forth below and the remaining 50% of each bonus earned based on the company’s achievement of the consolidated adjusted EBITDA performance goals set forth below, subject to potential adjustment by up to 25% of target for qualitative factors. For purposes of the annual cash bonus plan, consolidated adjusted EBITDA is defined in the same way as under the company’s 2023 credit agreement and means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. For a reconciliation of net income (loss) to consolidated EBITDA, please see page 29 of our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2025.

The annual cash bonus plan was weighted equally based on revenue and consolidated adjusted EBITDA to reward growth but to also ensure that payment of any bonus did not come at the expense of profitability. The funding formula was set with a threshold that required either 2024 revenue or consolidated adjusted EBITDA to be higher than 2023 in order to earn a bonus for the quantitative portion of the bonus plan. Additionally, no bonus could be earned if growth was lower than in 2023. Each annual cash bonus may range from a minimum of 0% of the target amount to a maximum of 200% of the target amount. The performance goals and related payout amounts for the revenue portion and consolidated adjusted EBITDA portion of the 2024 cash bonus plan are set forth below.

The 2024 cash bonus plan allowed the bonuses to be adjusted higher or lower by up to 25% of target based on our Compensation Committee’s assessment against qualitative factors including the following:

For the 2024 fiscal year, the company’s actual aggregate revenue was $743,816,000 (including EGP, which was discontinued for financial reporting purposes), which was below the threshold and resulted in no bonus under the revenue portion of the 2024 cash bonus plan. The company’s actual consolidated adjusted EBITDA for 2024 was equal to $49,531,000 (including EGP, which was discontinued for financial reporting purposes), which was also below the threshold and resulted in no bonus under the consolidated adjusted EBITDA portion of the 2024 cash bonus plan. The results below threshold were largely based on the termination of our Meta partnership and the sale of EGP, which made the two financial performance goals unattainable.

Notwithstanding the failure to satisfy such performance goals, the Compensation Committee exercised its discretion and determined it was in the best interest of the Company to pay a discretionary bonus to Messrs. Boelke and Liberman equal to $100,000. The Compensation Committee awarded such bonuses in recognition of Messrs. Boelke’s and Liberman’s leadership with respect to redesigning the strategy of the Company after Meta’s ASP program cancellation, and their work associated with selling EGP after Meta’s cancellation. Such discretionary cash bonuses were paid in 2025 and also occurred concurrent with a 2025 salary reduction program and discontinuation of the 2025 cash bonus opportunity, as discussed in further detail below.

Named Executive Officer	Percent Earned Based on Revenue Goals (50% Weight)	Percent Earned Based on Consolidated Adjusted EBITDA Goals (50% Weight)	Percent of Target Annual Bonus Earned Before Adjustment	Adjustment based on Qualitative Factors	Annual Bonus Earned
Michael Christenson	0%	0%	0%	$—	$—
Mark Boelke	0%	0%	0%	$100,000	$100,000
Jeffery Liberman	0%	0%	0%	$100,000	$100,000
Karl Meyer (1)	n/a	n/a	n/a	n/a	n/a
Christopher Young (1)	n/a	n/a	n/a	n/a	n/a

(1)
Messrs. Meyer and Young were each ineligible to earn an annual bonus under the cash bonus plan following the termination of their employment in fiscal year 2024 and, given neither of the performance goals were achieved, none of these named executive officers received any payment pursuant to the bonus component of their severance, as set forth below in the table under the heading “Potential Payments Upon Termination or Change-In-Control."

Our named executive officers are not “covered executives” under the cash bonus plan in 2025, as described below under the heading “2025 Changes to Executive Compensation Program”.

Equity Incentive Compensation

The Compensation Committee believes that the incentive of future stock ownership encourages employees to remain employed by the company and motivates them to use their best efforts at all times, as well as aligning the interests of our executive officers and other employees with those of our stockholders. We typically grant equity incentive awards to our executive officers and other key employees on an annual basis.

We do not use any pre-determined formula in determining the amount of equity incentive grants that are granted to executive officers. We base the amount of equity incentive grants on such considerations as the level of experience and individual performance of such executive officer, the number of stock options or restricted stock units granted to such executive officer in previous grants, and general competitive considerations, including retention of each executive officer.

As part of the Compensation Committee’s ongoing review and evaluation of equity incentive compensation, during 2024 the Compensation Committee worked with Frederic Cook to consider market practices regarding forms of equity and typical equity terms. The Compensation Committee also sought the input of our Chief Executive Officer with respect to the appropriate pool of employees who should receive equity incentive grants, the form of performance equity awards, and performance equity goal-setting.

The Compensation Committee determined that a 50/50 mix of time-based restricted stock units that vest over four years for retention, and price-contingent equity for achieving four challenging stock price hurdles within five years, would balance the Company’s desire for retention and align performance goals with the interests of our stockholders. The equity mix and performance goals for the performance units were similar, but not identical, to the approach used when the Company hired Mr. Christenson in June 2023.

Chief Executive Officer Equity Incentive Awards

Our Chief Executive Officer, Mr. Christenson, was not granted an equity award in 2024. In connection with Mr. Christenson’s commencement of employment as our Chief Executive Officer in July 2023, we granted him initial one-time equity awards that were designed to compensate him for service in both 2023 and 2024. The initial equity award was intended to align Mr. Christenson’s compensation with the long-term interests of our stockholders, and to ensure that part of the award was performance-based in recognition of shareholder feedback during outreach. Half of Mr. Christenson’s 2023 new hire equity awards were granted in the form of 1,000,000 performance units that will be earned only if the average closing price of our Class A common stock over 30 consecutive trading days equals or exceeds five specified share price hurdles of $5.75, $7.25, $9.00, $11.20. and $13.75 within five years after grant (with each price hurdle subject to equitable adjustment to reflect dividends or other changes to our capitalization during the performance period). The remaining half of Mr. Christenson’s initial equity awards were granted in the form of 1,000,000 restricted stock units subject to five-year time-based vesting (with 20% vesting after one year and the remaining 80% vesting in eight equal semi-annual installments, subject to Mr. Christenson’s continued service with the Company).

Name	2023 Restricted Stock Units (Number of Shares)	2023 Performance Units (Maximum Number of Shares)	2024 Restricted Stock Units (Number of Shares)	2024 Performance Units (Maximum Number of Shares)
Michael Christenson	1,000,000	1,000,000	—	—

Mr. Christenson’s initial performance units vest by a combination of both market-based vesting conditions and time-based vesting conditions, both of which must be satisfied before the performance units will be deemed vested. The market-based vesting conditions are satisfied if the average closing price of our Class A common stock over 30 consecutive trading days equals or exceeds the following share price hurdles before July 1, 2028 (with each stock price hurdle subject to equity adjustment to reflect dividends or other changes to our capitalization during the performance period).

Hurdle Price Per Share*	Number of Earned Performance Units
$5.75	200,000
$7.25	200,000
$9.00	200,000
$11.20	200,000
$13.75	200,000

*Closing stock price on the date of grant was $4.39

For each hurdle price, the time-based vesting conditions are satisfied over five years following Mr. Christenson’s commencement of employment, with 20% satisfying the time-based vesting conditions on July 1, 2024 and the remaining 80% satisfying the time-based vesting conditions in eight equal semi-annual installments thereafter. As noted above, the time-based vesting conditions create an additional vesting condition that must be satisfied in addition to the stock price hurdles for awards to vest.

2024 Annual Equity Incentive Awards for Other Named Executive Officers

The Compensation Committee used Mr. Christenson’s 2023 new hire equity award structure as its model for other named executive officer equity grants in 2024. The purpose was to align the other officers with shareholders and to provide such officers similar incentives as the CEO. Accordingly, the Compensation Committee determined that 50% of the equity compensation to our named executive officers in 2024 (other than Mr. Christenson) would be in the form of restricted stock units subject to a five-year time-based vesting schedule, and the remaining 50% of such equity compensation would be in the form of performance units with price hurdles that must be achieved within five years (plus an underlying time-vesting condition that must also be satisfied in order for such performance units to fully vest). The table below provides the amount of restricted stock units and performance units granted in January 2024 to each named executive officer other than Mr. Christenson:

Name	Restricted Stock Units (Number of Shares)	Performance Units (Maximum Number of Shares)
Mark Boelke	100,000	100,000
Jeffery Liberman	100,000	100,000
Karl Meyer	100,000	100,000
Christopher Young	100,000	100,000

The restricted stock units vest as follows: (i) 25% on December 20, 2024; (ii) 25% on December 20, 2025; (iii) 25% on December 20, 2026; and (iv) 25% on December 20, 2027; in each case, provided that the recipient is employed by us on such date.

The design of the performance units was similar to Mr. Christenson’s 2023 new hire performance units described above, vesting by a combination of both market-based vesting conditions and time-based vesting conditions, both of which must be satisfied before the performance units will be deemed vested. The market-based vesting conditions are satisfied if the average closing price of our Class A common stock over 30 consecutive trading days equals or exceeds the following share price hurdles before January 25, 2029 (with each stock price hurdle subject to equity adjustment to reflect dividends or other changes to our capitalization during the performance period). The stock price hurdles reflect challenging performance which require 20%, 40%, 80%, and 125% appreciation increments above a notional $4.00 stock price, which was the per share value of our common stock when the awards were discussed by the Compensation Committee for approval.

Hurdle Price Per Share*	Number of Earned Performance Units
$4.83	25,000
$5.65	25,000
$7.15	25,000
$8.90	25,000

*Closing stock price on the date of grant was $4.38

For each hurdle price, the time-based vesting conditions are satisfied as over four years, with 20% satisfying the time-based vesting conditions on January 25, 2025 and the remaining 80% satisfying the time-based vesting conditions in eight equal semi-annual installments thereafter. As noted above, the time-based vesting conditions create additional service vesting conditions that must be achieved in addition to the stock price hurdles for the performance units to vest.

Benefits and Perquisites

With limited exceptions, the benefits and perquisites provided to our executive officers, including our named executive officers, are generally available to all of our employees. Exceptions include a monthly automobile allowance provided to certain executives, including certain of our named executive officers, and the cost of life insurance premiums for the benefit of certain of our named executive officers. In addition, we provide, without cost to employees, a travel accident insurance policy that provides a travel accident benefit to all employees, with a greater accident benefit for executives than for non-executives. We also generally pay a portion of the health insurance premiums for our employees, and for certain executive officers, including our named executive officers, we pay a greater amount or all of the health insurance premiums than the amount that we pay for employees in general.

Employment Agreements

Agreement with Michael Christenson. We entered into an employment agreement with Mr. Christenson upon his hire as Chief Executive Officer, effective as of July 1, 2023, pursuant to which he joined us as our Chief Executive Officer. Mr. Christenson’s employment agreement provides for an annual base salary of $950,000 per year, subject to annual review by the Board or Compensation Committee.

Additionally, Mr. Christenson is eligible to receive an annual cash bonus targeted at 100% of his annual base salary. Mr. Christenson is also eligible to participate in retirement and health care benefits available to senior executives of our company, as in effect from time to time and subject to the terms of such plans.

Mr. Christenson’s employment agreement also provided for the initial one-time equity awards described above under the heading “Chief Executive Officer Equity Incentive Awards”. Mr. Christenson was not eligible to receive any additional equity awards in 2023 or 2024, other than such initial equity awards. In the first fiscal quarter of 2025, Mr. Christenson is eligible to receive an equity incentive grant under the company’s equity incentive program in accordance with the terms determined by the Board or Compensation Committee.

Agreement with Mark Boelke. We entered into an executive compensation letter with Mr. Boelke, effective as of March 15, 2024, as amended effective as of May 9, 2024, which replaced his previous employment agreement and pursuant to which he served as our General Counsel until May 2024, when his role was changed to Chief Financial Officer and Treasurer. Mr. Boelke is eligible to receive an annual bonus targeted at 60% of his annual base salary, and $1,000 per month as an allowance in respect of automobile expenses. Mr. Boelke is also eligible to participate in our other benefit programs and plans, as may be in effect from time to time. In the event that Mr. Boelke participates in our medical or dental benefit plans, the company will pay the cost of such medical and dental coverage for Mr. Boelke and his dependents with no cost to Mr. Boelke for such participation.

Agreement with Jeffery Liberman. We entered into an executive compensation letter with Mr. Liberman, effective May 12, 2023, which replaced his previous employment agreement and pursuant to which he serves as our President and Chief Operating Officer. Mr. Liberman is eligible to receive an annual bonus targeted at 60% of his annual base salary, and $1,000 per month as an allowance in respect of automobile expenses. Mr. Liberman is also eligible to participate in our other benefit programs and plans, as may be in effect from time to time. In the event that Mr. Liberman participates in our medical or dental benefit plans, the company will pay the cost of such medical and dental coverage for Mr. Liberman and his dependents with no cost to Mr. Liberman for such participation. The company will also pay Mr. Liberman an amount equal to the premium expense of a life insurance policy maintained by Mr. Liberman providing a death benefit in an amount up to $750,000.

Executive Severance and Change in Control Plan

On May 12, 2023, our Compensation Committee approved the adoption of our Executive Severance and Change in Control Plan (the “Severance Plan”), in which key executives of the company who are selected by our compensation committee participate, subject to their execution of a participation agreement. Each of our named executive officers serving at the end of fiscal year 2024 participate in the Severance Plan, pursuant to which they are eligible to receive the severance benefits described below. Messrs. Meyer and Young each received severance benefits under the Severance Plan in connection with the termination of their respective employment in fiscal year 2024.

Our Chief Executive Officer

Mr. Christenson, our Chief Executive Officer, participates in the Severance Plan as a “Group I Executive”. Upon a termination by the company other than for “cause” (as defined in the Severance Plan) or the executive’s resignation for “good reason” (as defined in his participation agreement), in each case, outside of the period starting three months prior to and ending two years after a “change in control” (as defined in the Severance Plan) (the “Change in Control Period”), Mr. Christenson will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the company and continued compliance with all applicable restrictive covenants (i) an amount equal to the sum of (A) his base salary, plus (B) the greater of his target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years); (ii) a pro-rated annual bonus for the fiscal year in which termination or resignation occurs, determined based on actual performance for such fiscal year; (iii) acceleration of time-based equity awards that would have vested during the 12-month period following his termination or resignation if he had remained employed for such period; and (iv) subject to Mr. Christenson’s election to receive continued health benefits under COBRA, a monthly payment equal to the cost of Mr. Christenson’s healthcare coverage at the benefit levels in effect at the time of termination until the earliest of 12 months following his termination, the date he becomes eligible for group medical coverage with another employer, or the cessation of his COBRA continuation period.

In lieu of the payments and benefits above, in the event that Mr. Christenson is terminated by the company other than for cause or due to his resignation for good reason, in each case, during the Change in Control Period, Mr. Christenson will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the company and continued compliance with all applicable restrictive covenants (i) an amount equal to 1.5 times the sum of (A) his base salary, plus (B) the greater of his target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years); (ii) a pro-rated annual bonus for the fiscal year in which termination or resignation occurs, determined based on the greater of his target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years); (iii) full acceleration of all time-based equity awards held by Mr. Christenson; and (iv) subject to Mr. Christenson’s election to receive continued health benefits under COBRA, a monthly payment equal to the cost of Mr. Christenson’s healthcare coverage at the benefit levels in effect at the time of termination until the earliest of 18 months following his termination, the date he becomes eligible for group medical coverage with another employer, or the cessation of his COBRA continuation period.

Named Executive Officers (Other Than Our Chief Executive Officer)

Each of our named executive officers (other than our Chief Executive Officer) serving as of the end of fiscal year 2024 participate in the Severance Plan as “Group II Executives”. Upon a termination by the company other than for “cause” (as defined in the Severance Plan) or the executive’s resignation for “good reason” (as defined in the Severance Plan), in each case, outside of the Change in Control Period, each named executive officer (other than our Chief Executive Officer) will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the company and continued compliance with all applicable restrictive covenants (i) an amount equal to the executive’s base salary; (ii) a pro-rated annual bonus for the fiscal year in which termination or resignation occurs, determined based on actual performance for such fiscal year; (iii) acceleration of time-based equity awards that would have vested during the 12-month period following the executive’s termination or resignation if the executive had remained employed for such period; and (iv) subject to the executive’s election to receive continued health benefits under COBRA, a monthly payment equal to the cost of the executive’s healthcare coverage at the benefit levels in effect at the time of termination until the earliest of 12 months following the executive’s termination, the date the executive becomes eligible for group medical coverage with another employer, or the cessation of the executive’s COBRA continuation period.

In lieu of the payments and benefits above, in the event that a named executive officer (other than our Chief Executive Officer) is terminated by the company other than for cause or due to the executive’s resignation for good reason, in each case, during the Change in Control Period, such named executive officer (other than our Chief Executive Officer) will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the company and continued compliance with all applicable restrictive covenants (i) an amount equal to the sum of (A) the executive’s base salary, plus (B) the greater of the executive’s target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to the executive over the last two fiscal years (or such lesser time period if the executive has not been an employee of the company for the last two fiscal years); (ii) a pro-rated annual bonus for the fiscal year in which termination or resignation occurs, determined based on the greater of the executive’s target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to the executive over the last two fiscal years (or such lesser time period if the executive has not been an employee of the company for the last two fiscal years); (iii) full acceleration of all time-based equity awards held by the executive; and (iv) subject to the executive’s election to receive continued health benefits under COBRA, a monthly payment equal to the cost of the executive’s healthcare coverage at the benefit levels in effect at the time of termination until the earliest of 12 months following the executive’s termination, the date the executive becomes eligible for group medical coverage with another employer, or the cessation of the executive’s COBRA continuation period.

Equity Acceleration

In addition, if outstanding equity awards are not assumed, substituted or continued by the acquiror in connection with a change in control, the Severance Plan provides for full acceleration of the unvested portion of any time-based equity awards held by our named executive officers as of immediately prior to such change in control.

2025 Changes to our Executive Compensation Program

In January 2025, the Compensation Committee reviewed and changed the Company's approach to executive compensation. The Compensation Committee shifted the Company's approach to one that is more focused on long-term equity value and less oriented around short-term cash compensation and short term-incentives. Base salary, bonus, equity incentives and severance were modified to align with the business dynamics described above under the heading “2024 Business Changes”, as well as transformation in the business in which we operate. The Compensation Committee weighted equity compensation more heavily and, correspondingly, reduced salaries and also suspended the cash bonus plan in 2025. The annual base salaries of Messrs. Christenson, Liberman, and Boelke were reduced to $500,000, a reduction of 47%, 38% and 25% relative to fiscal year 2024, respectively. The Compensation Committee also suspended the 2025 cash bonus plan, meaning there is no target cash bonus or related performance bonus opportunity for fiscal year 2025. The value of the salary reduction and the suspension of any bonus opportunity was considered when determining the size of 2025 equity awards to our named executive officers. The target value of total compensation potentially payable to our named executive officers for 2025, remains below the median value of total compensation of similarly-situated executives in our peer group.

Finally, we have entered into amendment letters with our named executive officers, whereby if the named executive officer experiences a qualifying termination under our Severance Plan prior to December 31, 2026, then, solely for purposes of calculating severance payments under the Severance Plan, the named executive officer’s base salary will be such named executive officer’s base salary as in effect on December 31, 2024, the “then-current” year for calculating the named executive officer’s target bonus is fiscal year 2024, and the named executive officer will be deemed a “covered executive” for the year of termination under our cash bonus plan.

Compensation Recovery Policy

In accordance with the requirements of the final clawback rules adopted by the SEC in October 2022 and the NYSE’s listing rules adopted in June 2023, our Board of Directors adopted a Compensation Recovery Policy in October 2023. If we are required to prepare a financial restatement due to material noncompliance with any financial reporting requirements, the Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Policy and Practice Related to the Grant of Certain Equity Awards

We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In fiscal year 2024, we did not grant any stock options, stock appreciation rights or similar option-like instruments.

2024 Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by, and paid to our named executive officers during the fiscal years set forth below.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Michael Christenson,	2024	$950,000		$—	$—	$—	$7,671	(3)	$957,671
Chief Executive Officer	2023	$475,000		$525,000	$7,678,000	$—	$3,912	(3)	$8,681,912
Mark Boelke,	2024	$669,500		$100,000	$816,000	$—	$23,308	(5)	$1,608,808
Chief Financial Officer and Treasurer (4)
Jeffery Liberman,	2024	$800,000		$100,000	$816,000	$—	$24,720	(6)	$1,740,720
President and Chief Operating	2023	$793,450		$100,000	$1,624,350	$157,104	$24,720		$2,699,624
Officer	2022	$738,546		$600,000	$950,250	$—	$24,720		$2,313,516
Karl Meyer,	2024	$497,404	(8)	$—	$816,000	$—	$995,072	(9)	$2,308,476
Former Chief Revenue Officer (7)	2023	$628,300		$100,000	$1,624,350	$123,386	$20,308		$2,496,344
	2022	$610,000		$480,000	$814,500	$—	$20,308		$1,924,808
Christopher Young,	2024	$297,211	(8)	$—	$816,000	$—	$1,180,730	(11)	$2,293,941
Former Chief Financial Officer (10)	2023	$747,250		$600,000	$1,624,350	$162,014	$30,546		$3,164,160
	2022	$650,000		$500,000	$814,500	$—	$24,158		$1,988,658

(1)
Amounts reflect discretionary bonuses awarded to Messrs. Boelke and Liberman in recognition of their leadership with respect to redesigning the strategy of the Company after Meta’s ASP program cancellation, and their work associated with selling EGP after Meta’s cancellation.
(2)
The amounts shown reflect the aggregate grant date fair value of restricted stock units and performance units granted during the applicable fiscal year, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. Additionally, the fair value was estimated using a Monte Carlo Simulation model for performance units that are earned based on market-based conditions. For a discussion of the assumptions used in the valuation of awards, see Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 6, 2025. These amounts do not reflect the actual economic value that may be realized by the named executive officers upon the vesting or settlement of such awards, or the subsequent sale of shares of Class A common stock received pursuant to such awards.
(3)
Amounts represent medical insurance premiums.
(4)
Mr. Boelke was appointed as our General Counsel on March 15, 2024 and as our Chief Financial Officer on May 9, 2024.
(5)
Includes $12,000 as an automobile allowance and $11,308 for medical insurance premiums.
(6)
Includes $12,000 as an automobile allowance, $11,308 for medical insurance premiums and $1,412 for life insurance premiums.
(7)
Mr. Meyer’s employment with us terminated on October 14, 2024.
(8)
Includes the prorated base salary for the named executive officer’s partial year of service with us during fiscal year 2024.
(9)
Includes $7,125 as an automobile allowance and $8,952 for medical insurance premiums. The amount reported includes severance paid in connection with Mr. Meyer’s termination of employment in the amount of $978,995, comprised of $628,300, which represents 12 months of Mr. Meyer’s 2024 base salary, $0, which represents Mr.

Meyer’s prorated annual bonus for the 2024 fiscal year, $32,095 in company-paid COBRA premiums, and $318,600, which represents the value of the accelerated vesting of Mr. Meyer’s equity awards in connection with his termination of employment.
(10)
Mr. Young’s employment with us terminated on May 9, 2024.
(11)
Includes $4,500 as an automobile allowance, $3,769 for medical insurance premiums and $2,666 for life insurance premiums. The amount reported includes severance paid in connection with Mr. Young’s termination of employment in the amount of $1,169,795, comprised of $825,000, which represents 12 months of Mr. Young’s 2024 base salary, $0, which represents Mr. Young’s prorated annual bonus for the 2024 fiscal year, $31,859 in company-paid COBRA premiums, and $312,936, which represents the value of the accelerated vesting of Mr. Young’s equity awards in connection with his termination of employment.

Grants of Plan-Based Awards During 2024

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2024.

								All Other
								Stock Awards:
								Number of	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Fair Value
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Stock or	of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (3)	Option Awards (4)
Michael Christenson	1/25/24	—	950,000	1,900,000
Mark Boelke	1/25/24	—	401,700	803,400
	1/25/24				25,000	—	100,000		$378,000
	1/25/24							100,000	$438,000
Jeffery Liberman	1/25/24	—	480,000	960,000
	1/25/24				25,000	—	100,000		$378,000
	1/25/24							100,000	$438,000
Karl Meyer	1/25/24	—	376,980	753,960
	1/25/24				25,000	—	100,000		$378,000
	1/25/24							100,000	$438,000
Christopher Young	1/25/24	—	495,000	990,000
	1/25/24				25,000	—	100,000		$378,000
	1/25/24							100,000	$438,000

(1)
The amounts shown represent performance-based bonuses granted under our annual cash bonus plan. For more information, see the discussion in the CD&A under the heading “Bonus.”
(2)
The amounts shown represent performance units granted under our 2004 Plan which vest by a combination of both market-based vesting conditions and time-based vesting conditions, both of which must be satisfied before the performance units will be deemed vested. For more information, see the discussion in CD&A under the heading “Equity Incentive Compensation—2024 Annual Equity Incentive Awards for Other Named Executive Officers.”
(3)
The amounts shown represent time-based restricted stock units granted under our 2004 Plan, which amounts will be payable in shares of our common stock if the service-based conditions for such time-based restricted stock units are met. For more information, see the discussion in the CD&A under the heading “Equity Incentive Compensation."
(4)
The amounts represent the aggregate grant date fair values of restricted stock unit and performance units, as applicable, granted during 2024, computed in accordance with ASC 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Additionally, for performance units which are earned based on market-based conditions, the fair value was estimated using a Monte Carlo Simulation model. Assumptions used in the calculation of these amounts are included in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 6, 2025. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the vesting or settlement of such awards, or the subsequent sale of shares of our Class A common stock received pursuant to such awards.

Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

	Stock Awards
						Equity Incentive
				Equity Incentive		Plan Awards:
			Market	Plan Awards:		Market or
	Number of		Value of	Number of		Payout Value
	Shares or		Shares or	Unearned		of Unearned
	Units of		Units of	Shares, Units or		Shares, Units
	Stock That		Stock That	Other Rights		or Other
	Have Not		Have Not	That Have		Rights That
	Vested		Vested	Not Vested		Have Not
Name	(#)		($) (1)	(#)		Vested ($)
Michael Christenson	800,000	(2)	1,880,000	200,000	(3)	470,000
Mark Boelke				25,000	(3)	58,750
	104,150	(4)	244,753
	69,100	(5)	162,385
	25,000	(6)	58,750
Jeffery Liberman				25,000	(3)	58,750
	110,400	(4)	259,440
	69,100	(5)	162,385
	25,000	(6)	58,750

(1)
Market value reflects the value of the applicable equity award based on the closing price of our common stock as reported by the New York Stock Exchange on December 31, 2024, the last trading day of the 2024 fiscal year, of $2.35.
(2)
Represents restricted stock unit award of 1,000,000 RSUs that vest over five years, with 20% vesting on July 1, 2024 and the remaining 80% vesting in eight equal semi-annual installments.
(3)
Represents performance unit award at threshold performance.
(4)
Represents restricted stock unit awards that vest on December 31, 2025.
(5)
Represents restricted stock unit awards that vest on December 20, 2026.
(6)
Represents restricted stock unit awards that vest on December 20, 2027.

Option Exercises and Stock Vested During 2024

The following table summarizes the vesting of stock awards during the fiscal year ended December 31, 2024 that were previously granted to the named executive officers.

	Stock Awards
	Number of
	Shares
	Acquired on		Value Realized
Name	Vesting (#) (1)		on Vesting ($) (2)
Michael Christenson	200,000	(3)	398,000
Mark Boelke	215,100		468,876
Jeffery Liberman	227,600		499,626
Karl Meyer	215,100		439,140
Christopher Young	215,100		433,476

(1)
Represents shares received upon vesting of restricted stock unit awards.
(2)
The value realized on vesting of restricted stock unit awards is calculated by multiplying the number of restricted stock units which vested by the closing market price of our Class A common stock on the vesting date.
(3)
The RSUs that vested in 2024 are subject to deferred settlement on the earliest to occur of a separation of service, change of control, Mr. Christenson’s death and Mr. Christenson’s disability.

Pension Benefits

We do not maintain or provide any defined benefit pension plans or other supplemental executive retirement plans for the benefit of our named executive officers.

Nonqualified Deferred Compensation

The following table represents nonqualified deferred compensation held by NEOs as of December 31, 2024, which consists of RSUs subject to deferred settlement as described above.

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($) (1)	($)	($) (2)	($)	($)
Michael Christenson	398,000	—	(298,000)	—	100,000
(1)
Mr. Christenson deferred receipt of his time-based RSU award granted in connection with Mr. Christenson’s commencement of employment as our Chief Executive Officer in July 2023. All contributions shown are attributable to the value of 200,000 deferred RSUs realized on vesting in the 2024 fiscal year. The value of each vested deferred RSU is based on the closing market price of our Class A common stock on the vesting date. No portion of the amount is included as compensation for the 2024 fiscal year in the “2024 Summary Compensation Table” above.
(2)
All earnings shown are attributable to credited dividend equivalents and a net decrease in the value of the shares underlying Mr. Christenson’s deferred RSUs from the vesting date to December 31, 2024 based on the closing price of our Class A common stock on December 31, 2024 of $2.35 per share, which was the last trading day during the 2024 fiscal year. No portion of the amount is included as compensation for the 2024 fiscal year in the “2024 Summary Compensation Table” above.

Potential Payments Upon Termination or Change-In-Control

The table below quantifies the potential payments and benefits that would have become due to Messrs. Christenson, Boelke and Liberman in connection with a termination of their employment and/or a change in control of the company, assuming that each such triggering event below occurred on December 31, 2024, the last business day of the fiscal year ended December 31, 2024. For Messrs. Meyer and Young, the table quantifies the actual payments and benefits that each received in connection with the termination of his employment in fiscal year 2024.

Name	Qualifying Termination Outside the Change in Control Period ($)(1)		Qualifying Termination during the Change in Control Period ($)(1)
Michael Christenson
Cash Severance	1,900,000	(3)	3,800,000	(4)
Perquisites/Benefits	7,671	(5)	11,507	(6)
Accelerated Equity Vesting (2)	470,000	(7)	1,880,000	(8)
Mark Boelke
Cash Severance	669,500	(9)	1,472,900	(10)
Perquisites/Benefits	11,308	(5)	11,308	(5)
Accelerated Equity Vesting (2)	244,753	(7)	465,888	(8)
Jeffery Liberman
Cash Severance	800,000	(9)	1,760,000	(10)
Perquisites/Benefits	11,308	(5)	11,308	(5)
Accelerated Equity Vesting (2)	259,440	(7)	480,575	(8)
Karl Meyer
Cash Severance	628,300	(9)	n/a
Perquisites/Benefits	32,095	(11)	n/a
Accelerated Equity Vesting (2)	318,600	(12)	n/a
Christopher Young
Cash Severance	825,000	(9)	n/a
Perquisites/Benefits	31,859	(11)	n/a
Accelerated Equity Vesting (2)	312,936	(12)	n/a

(1)
A “qualifying termination” means a termination by the company without cause or a resignation by the named executive officer for good reason, in each case, subject to the named executive officer’s execution and delivery of an effective and irrevocable release of claims in favor of the company and continued compliance with all applicable restrictive covenants. The “change in control period” refers to the period starting three months prior to and ending two years after a “change in control” (as defined in the Severance Plan).
(2)
Represents the value of acceleration of outstanding restricted stock units, based on the closing market price of our Class A common stock on December 31, 2024 of $2.35 per share, which was the last trading day during the 2024 fiscal year.
(3)
Amount represents the sum of (i) Mr. Christenson’s annual base salary; (ii) the greater of his target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years); and (iii) his 2024 annual bonus based on actual performance.
(4)
Amount represents the sum of (i) an amount equal to 1.5 times the sum of (A) Mr. Christenson’s annual base salary and (B) the greater of his target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years); (ii) an amount equal to the greater of his target annual bonus for 2024 or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years).
(5)
Represents 12 months of health insurance premiums, based on our actual costs to provide health insurance to the named executive officer as of December 31, 2024.
(6)
Represents 18 months of health insurance premiums, based on our actual costs to provide health insurance to the named executive officer as of December 31, 2024.

(7)
Represents the value of unvested restricted stock units held by the named executive officer which are scheduled to vest within 12 months following December 31, 2024.
(8)
Represents the value of all unvested restricted stock units held by the named executive officer as of December 31, 2024. No amounts have been included with respect to the performance units held by the named executive officer as of December 31, 2024 because the assumed value of our shares of Class A common stock as of December 31, 2024 is below the respective threshold hurdles of the market-based vesting conditions for such awards.
(9)
Amount represents the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s 2024 annual bonus based on actual performance.
(10)
Amount represents the sum of (i) an amount equal to the sum of (A) the named executive officer’s annual base salary and (B) the greater of his target annual cash incentive compensation for the then-current year or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years); (ii) an amount equal to the greater of his target annual bonus for 2024 or the average of the actual cash incentive compensation paid to him over the last two fiscal years (or such lesser time period if he has not been an employee of the company for the last two fiscal years).
(11)
Represents the value of Company-paid COBRA premiums for the named executive officer in connection with the named executive officer’s termination of employment in 2024.
(12)
Represents the value of unvested restricted stock units held by the named executive officer which were scheduled to vest during the 12-month period following the executive’s termination of employment in 2024 if the named executive officer had remained employed for such period.

Pay Versus Performance Disclosure

Provided below is the company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

•
A list of the most important measures that our Compensation Committee used in 2024 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to company performance;
•
A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
•
Graphs that describe the relationships between CAP and our cumulative total shareholder return (“TSR”), and GAAP Net Income (Loss).

Given our current pay program, the only difference between the SCT and CAP amounts for our NEOs is the value of equity awards, which for purposes of the SCT is based on the grant date fair value of equity awards granted during the year, and for purposes of CAP is based on the year over year change in the fair value of equity awards that are unvested as of the end of the year, or that vested or were forfeited during the year.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the NEOs. Please refer to our Compensation Discussion and Analysis on page 19 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

Pay Versus Performance Table. In accordance with Item 402(v), we provide below the tabular disclosure for the company’s Chief Executive Officer (our Principal Executive Officer or “PEO”) and the average of our NEOs other than the PEO for 2024, 2023, and 2022.

	Summary Compensation Table Total for PEO (1)			Compensation Actually Paid to PEO (1) (2) (3)			Average Summary Compensation	Average Compensation Actually	Value of Initial Fixed $100 Based on: Investment
Year	Walter F. Ulloa	Christopher T. Young	Michael J. Christenson	Walter F. Ulloa	Christopher T. Young	Michael J. Christenson	Table Total for Non-PEO NEOs (1)	Paid to Non-PEO NEOs (1) (2) (3)	Total Shareholder Return (4)	GAAP Net Income (Loss) ($ Millions)
(a)		(b)			(c)		(d)	(e)	(f)	(g)
2024	n/a	n/a	957,671	n/a	n/a	(2,844,329)	2,806,569	863,763	41	(149)
2023	n/a	3,164,160	8,681,912	n/a	2,434,826	8,109,912	2,615,021	1,878,308	66	(15)
2022	14,958,648	n/a	n/a	12,704,148	n/a	n/a	2,006,722	1,543,840	72	18

1.
Michael Christenson served as our PEO in 2024, Michael Christenson and Christopher Young each served as our PEO in 2023, and Walter F. Ulloa was our PEO in 2022. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2022	2023	2024
Christopher Young		Mark Boelke
Jeffery Liberman	Jeffery Liberman	Christopher Young
Karl Meyer	Karl Meyer	Jeffery Liberman
Juan Saldívar von Wuthenau	Juan Saldívar von Wuthenau	Karl Meyer

2.
The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.
CAP reflects the exclusions and inclusions of certain amounts for each PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718 and the assumptions used were materially the same as those used for the grant date fair values. Amounts in the Exclusion of Stock Awards columns are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Michael J. Christenson ($)	Exclusion of Stock Awards for Michael J. Christenson ($)	Inclusion of Equity Values for Michael J. Christenson ($)	Compensation Actually Paid to Michael J. Christenson ($)
2024	957,671	—	(3,802,000)	(2,844,329)
2023	8,681,912	(7,678,000)	7,106,000	8,109,912

Year	Summary Compensation Table Total for Christopher T. Young ($)	Exclusion of Stock Awards for Christopher T. Young ($)	Inclusion of Equity Values for Christopher T. Young ($)	Compensation Actually Paid to Christopher T. Young ($)
2024	—	—	—	—
2023	3,164,160	(1,624,350)	895,016	2,434,826

Year	Summary Compensation Table Total for Walter Ulloa ($)	Exclusion of Stock Awards for Walter Ulloa ($)	Inclusion of Equity Values for Walter Ulloa ($)	Compensation Actually Paid to Walter Ulloa ($)
2024	—	—	—	—
2023	—	—	—	—
2022	14,958,648	(4,072,500)	1,818,000	12,704,148

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,806,569	(1,152,000)	(790,806)	863,763
2023	2,615,021	(1,624,350)	887,637	1,878,308
2022	2,006,722	(848,438)	385,556	1,543,840

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Michael J. Christenson ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Michael J. Christenson ($)	Fair Value of Awards Granted During the Year that Vested During the Year for Michael J. Christenson ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Michael J. Christenson ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Michael J. Christenson ($)	Total - Inclusion of Equity Values for Michael J. Christenson ($)
2024	—	(3,244,800)	—	(557,200)	—	(3,802,000)
2023	7,106,000	—	—	—	—	7,106,000

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Christopher Young ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Christopher Young ($)	Fair Value of Awards Granted During the Year that Vested During the Year for Christopher Young ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Christopher Young ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Christopher Young ($)	Total - Inclusion of Equity Values for Christopher Young ($)
2024	—	—	—	—	—	—
2023	847,970	(69,300)	175,346	(59,000)	—	895,016

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Walter Ulloa ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Walter Ulloa ($)	Fair Value of Awards Granted During the Year that Vested During the Year for Walter Ulloa ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Walter Ulloa ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Walter Ulloa ($)	Total - Inclusion of Equity Values for Walter Ulloa ($)
2024	—	—	—	—	—	—
2023	—	—	—	—	—	—
2022	—*	—*	3,600,000	(1,782,000)	—	1,818,000

* Mr. Ulloa died on December 31, 2022. All of his outstanding equity awards vested on such date in accordance with the terms of his employment agreement.

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Fair Value of Awards Granted During the Year that Vested During the Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	223,059	(162,355)	82,588	(571,308)	(362,790)	(790,806)
2023	847,970	(73,238)	175,347	(62,442)	—	887,637
2022	562,500	(201,713)	187,500	(162,731)	—	385,556

4.
For each covered fiscal year, represents the cumulative total stockholder return on an initial fixed $100 investment in our common stock (NYSE: EVC) from December 31, 2021 through December 31 of each covered fiscal year 2022, 2023 and 2024 (each such period referred to herein as a measurement period). The cumulative total stockholder return on each series of our common stock is calculated by dividing (a) the sum of (i) the cumulative amount of dividends (assuming dividend reinvestment) over the applicable measurement period and (ii) the difference between (A) the share price on December 31 of the covered fiscal year and (B) the share price on December 31, 2021, and (b) the share price on December 31, 2021.

Relationship between CAP and TSR. The chart below reflects the relationship between the PEO and average non-PEO NEO CAP versus our TSR.

Relationship between CAP and GAAP Net Income (Loss). The chart below reflects the relationship between the PEO and average non-PEO NEO CAP and our GAAP Net Income (Loss).

Pay Ratio Disclosure

In August 2015, pursuant to a mandate under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the Chief Executive Officer. Registrants were obligated to comply with the pay ratio rule for the first fiscal year beginning on or after January 1, 2017.

In order to determine the median employee, we prepared a list of all employees as of December 31, 2024. As permitted by SEC rules, for purposes of preparing this list for fiscal year 2024 we excluded 41 employees located in Argentina, Brazil, Colombia, Germany, South Korea, Turkey, the United Kingdom and Uruguay, comprising 4.2% of our total employees.

As a result of these permitted exclusions, we had a total of 929 employees on this list as of December 31, 2024.

We identified the median employee by examining the 2024 total cash compensation for all such individuals on this list, excluding our Chief Executive Officer, who were employed by us on December 31, 2024 (whether employed on a full-time, part-time, temporary or seasonal basis). For such employees, we did not make any assumptions, adjustments or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2024. We applied a U.S. dollar exchange rate to the compensation elements paid to our employees in currencies other than the U.S. dollar.

Using reasonable estimates in accordance with SEC rules, we determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our non-excluded employees; (ii) ranking the annual total compensation of all non-excluded employees, except for the chief executive officer, from highest to lowest; and (iii) since we have an even number of employees when not considering our chief executive officer, determining the average of the annual total compensation of the two employees who were the 464th and 465th persons on that ranking (the “Median Employee”).

After identifying the Median Employee, we calculated annual total compensation for both employees using the same methodology we use for our named executive officers as set forth in “2024 Summary Compensation Table” above, and then we calculated the average annual total compensation of those two employees.

As a result of the foregoing, the annual total compensation for fiscal year 2024 for our Chief Executive Officer was $957,671 and for the Median Employee it was $51,500, resulting in a ratio of approximately 19 to 1. Given the different methodologies that various public companies are using to determine an estimate of their pay ratio, the estimated ratios reported above should not be used as a basis for comparison between companies.

Director Compensation for Fiscal Year 2024

The following table presents information regarding the total compensation awarded to, earned by and paid to Entravision’s non-employee directors during the fiscal year ended December 31, 2024. Mr. Christenson, our Chief Executive Officer, did not receive any additional compensation for his services as a director during this time, and information regarding his compensation for services as a named executive officer is presented above in the "2024 Summary Compensation Table" above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2) (3)	Total ($)
Gilbert R. Vasquez	105,625	155,000	260,625
Paul Anton Zevnik	112,098	155,000	267,098
Thomas Strickler	90,000	155,000	245,000
Martha Elena Diaz	100,000	155,000	255,000
Fehmi Zeko	94,375	155,000	249,375
Brad Bender	85,625	155,000	240,625
Lara Sweet	95,000	155,000	250,000

(1)
The amounts shown reflect the aggregate grant date fair value of restricted stock units granted during fiscal year 2024, determined in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions used in the valuation of awards, see Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 6, 2025. These amounts do not reflect the actual economic value that may be realized by our non-employee directors upon the vesting or settlement of such restricted stock units, or the subsequent sale of shares of Class A common stock received pursuant to such awards.
(2)
On May 30, 2024, each non-employee director serving on our Board at such time was granted 71,100 restricted stock units at a grant date fair value of $2.18. All such restricted stock units vest on the earlier of May 30, 2025 or the business day immediately preceding our 2025 Annual Meeting.
(3)
As of December 31, 2024, each non-employee director held the following number of outstanding restricted stock units:

Name	Stock Options	Restricted Stock Units
Gilbert R. Vasquez	—	71,100
Paul Anton Zevnik	—	71,100
Thomas Strickler	—	71,100
Martha Elena Diaz	—	71,100
Fehmi Zeko	—	71,100
Brad Bender	—	71,100
Lara Sweet	—	71,100

Non-Employee Director Compensation Policy

For directors who are also employees of the company, we do not provide additional compensation and such individuals are compensated only for their service as an officer or employee of the company, as the Compensation Committee believes that employee directors are adequately compensated for all of their responsibilities, including service as a director, through their compensation as employees.

For non-employee directors of the company, we previously adopted a non-employee director compensation policy in order to attract and retain, on a long-term basis, high-caliber individuals to serve on our Board.

Our non-employee director compensation policy, as amended, provides for the following cash retainers for services as a member of our Board, payable on the date of our annual stockholder meeting and pro-rated for partial years of service:

Board of Directors:	Annual Cash Retainer
Lead Independent Director (if not also Chair):	$92,500
Non-Executive Chair:	$135,000
All other non-employee members:	$75,000
Audit Committee:
Chair	$27,500
Non-Chair members	$12,500
Compensation Committee:
Chair	$17,500
Non-Chair members	$7,500
Nominating/Corporate Governance Committee:
Chair	$17,500
Non-Chair members	$7,500

Our non-employee director compensation policy also provides for an annual cash retainer for services as a member of the Special Committee. In July 2024, the Board suspended the Special Committee until such time as the Board deems it advisable. No cash retainers were paid to Special Committee members in 2024.

In addition, our non-employee director compensation policy, as amended, provides for the grant of annual equity retainers in the form of restricted stock units with a grant date value of $155,000. Each annual RSU award vests on the earlier of (a) the first anniversary of the date of grant or (b) the business day immediately preceding the date of our next annual stockholder meeting.

Directors who join the Board on any date other than the annual stockholder meeting will receive a pro-rated RSU award upon joining the Board, calculated based on the number of days between the date upon which the director joins the Board and the date of our next annual meeting of stockholders. Each such RSU award also vests on the earlier of (a) the first anniversary of the date of grant or (b) the business day immediately preceding the date of our next annual stockholder meeting.

The underlying shares of Class A common stock relating to such restricted stock units shall be distributed to each such director at the time of termination of such director’s service with the company, other than with regard to Mr. Zevnik, who in 2024 elected to receive such underlying shares upon vesting for the purposes of charitable giving.

Equity Compensation Plan Information

The following table summarizes the company’s equity compensation plan information as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders: (2)	3,785,373	(3)	—	10,553,101	(3)
Equity compensation plans not approved by security holders: (4)	2,000,000	(5)	—	—
Total	5,785,373		—	10,553,101
(1)
Represents the weighted average exercise price of outstanding stock options. Outstanding restricted stock units and performance units are not included in such weighted average exercise price calculations because restricted stock units and performance units do not have an exercise price.
(2)
Includes the 2004 Plan.
(3)
Represents shares of Class A common stock issuable upon vesting of restricted stock units and performance units.
(4)
Includes our 2023 Inducement Plan.
(5)
Includes (i) 1,000,000 shares of Class A common stock issuable pursuant to restricted stock units, and (ii) 1,000,000 shares of Class A common stock issuable pursuant to performance units.

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Our Board has adopted a Related Party Transaction Policy that provides for the review and approval of all related party transactions, which are generally defined under the policy as any transaction required to be disclosed under Item 404(a) of Regulation S-K. This written policy is part of the company's corporate governance policies and is supplemented by certain provisions of the Delaware General Corporation Law.

Under our Related Party Transaction Policy, the Audit Committee reviews the material facts relating to all related party transactions that require the Audit Committee’s approval and considers whether to approve of our entry into the related party transaction, subject to certain exceptions. In determining whether to approve a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate:

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the related person’s interest and involvement in the interested transaction;
•
the approximate dollar value of the amount involved in the interested transaction;
•
the approximate dollar value of the amount of the related person’s interest in the interested transaction without regard to the amount of any profit or loss;
•
whether the interested transaction was undertaken in the ordinary course of business of the company;
•
whether the interested transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to the company of, the interested transaction; and
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any other information regarding the interested transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

No one of these factors is dispositive. Our Related Party Transaction Policy also provides that no director shall participate in any approval of a related party transaction for which he or she is a related party, and that the director will provide all material information concerning the transaction to the Audit Committee.

Under our Related Party Transaction Policy, certain transactions are deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved exceeds $120,000. These transactions include:

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Employment of executive officers;
•
Director compensation;
•
Transactions where all stockholders receive proportional benefits;
•
Certain ordinary course transactions with other entities; and
•
Transactions involving competitive bids.

On an annual basis, each director and executive officer of the company must complete a Director and Officer Questionnaire that, among other things, requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board in making independence determinations with respect to directors and resolving any conflicts of interest that may arise.

In addition, our directors and executive officers are expected to disclose to the Audit Committee and our General Counsel the material facts of any transaction that could be considered a related party transaction promptly upon gaining knowledge of the transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with TelevisaUnivision. Substantially all of our television stations are Univision- or UniMás-affiliated television stations. Our network affiliation agreement with TelevisaUnivision, which owns each of those networks, provides certain of our owned stations the exclusive right to broadcast TelevisaUnivision’s primary Univision network and UniMás network programming in their respective markets. Under our Univision network affiliation agreement, we retain the right to sell no less than four minutes per hour of the available advertising time on stations that broadcast Univision network programming, and the right to sell approximately four and a half minutes per hour of the available advertising time on stations that broadcast UniMás network programming, subject to adjustment from time to time by TelevisaUnivision.

Under the network affiliation agreement, TelevisaUnivision acts as our exclusive third-party sales representative for the sale of national advertising on our Univision- and UniMás-affiliate television stations, and we pay certain sales representation fees to TelevisaUnivision relating to sales of all advertising for broadcast on our Univision- and UniMás-affiliate television stations.

We also generate revenue under a marketing and sales agreement with TelevisaUnivision, which gives us the right to manage the marketing and sales operations of TelevisaUnivision-owned Univision affiliates in three markets – Albuquerque, Boston and Denver.

Under the current proxy agreement we have entered into with TelevisaUnivision, we grant TelevisaUnivision the right to negotiate the terms of retransmission consent agreements for our Univision- and UniMás-affiliated television station signals. Among other things, the proxy agreement provides terms relating to compensation to be paid to us by TelevisaUnivision with respect to retransmission consent agreements entered into with Multichannel Video Programming Distributors (“MVPDs”). During the years ended December 31, 2024 and 2023, retransmission consent revenue accounted for approximately $33.9 million and $36.6 million, respectively, of which $23.8 million and $25.5 million, respectively, relate to the TelevisaUnivision proxy agreement. The term of the proxy agreement extends with respect to any MVPD for the length of the term of any retransmission consent agreement in effect before the expiration of the proxy agreement.

On October 2, 2017, we entered into the current affiliation agreement with TelevisaUnivision, which superseded and replaced our prior affiliation agreements with TelevisaUnivision. Additionally, on the same date, we entered into the current proxy agreement and current marketing and sales agreement with TelevisaUnivision, each of which superseded and replaced the prior comparable agreements with TelevisaUnivision. The term of each of these current agreements expires on December 31, 2026 for all of our Univision and UniMás network affiliate stations.

TelevisaUnivision currently owns approximately 10% of our common stock on a fully-converted basis. Our Class U common stock held by TelevisaUnivision has limited voting rights and does not include the right to elect directors. As the holder of all of our issued and outstanding Class U common stock, so long as TelevisaUnivision holds a certain number of shares, we may not, without the consent of TelevisaUnivision, merge, consolidate or enter into another business combination, dissolve or liquidate our company or dispose of any interest in any Federal Communications Commission license for any of our TelevisaUnivision-affiliated television stations, among other things. Each share of Class U common stock is automatically convertible into one share of Class A common stock (subject to adjustment for stock splits, dividends or combinations) in connection with any transfers of such shares of Class U common stock to a third party that is not an affiliate of TelevisaUnivision.

Transactions with the Family of Walter F. Ulloa. LATV Networks, LLC (“LATV”) is primarily owned and controlled by the family of Mr. Ulloa, our late Chairman and Chief Executive Officer. As of the Record Date, Ms. Seros and related trusts held shares constituting approximately 16.24% of the voting power of the outstanding Class A common stock of the company. Prior to January 1, 2023, Mr. Ulloa was a director, officer and principal stockholder of LATV from its founding.

In April 2007, the Audit Committee and Board approved and authorized us to enter into an affiliation agreement with LATV. Pursuant to the affiliation agreement, we broadcast programming provided to us by LATV on one of the digital multicast channel of certain of our television stations. Under the affiliation agreement, there are no fees paid for the carriage of programming, and we generally retain the right to sell approximately five minutes per hour of available advertising time. This transaction was reviewed and approved by the Audit Committee and Board in accordance with our Related Party Transaction Policy.

Additionally, in July 2022, we acquired 15 percent of the issued and outstanding equity interests of LATV in return for our provision of certain services to LATV, and agreed to collaborate further with LATV on content, sales and marketing opportunities. This transaction was reviewed and approved by the Board and a special committee of the Board consisting solely of independent directors in accordance with our Related Party Transaction Policy.

In May 2023, the Company entered into a cooperation agreement (the "Cooperation Agreement") with Mr. Ulloa's estate, Ms. Seros, and two affiliated trusts (the "Stockholders"). Pursuant to the Cooperation Agreement, the Company agreed to nominate the Stockholders' candidate, Mr. Strickler, to the Company's Board of Directors, and the Stockholders agreed to certain commitments and restrictions related to their ownership.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of four independent directors, all of whom are independent under the rules of the SEC and the NYSE. The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board. The Audit Committee operates under a written charter, a copy of which is available on the company’s corporate website. The Audit Committee met four times and acted by written consent two times during 2024.

The Audit Committee’s primary duties and responsibilities are to:

•
engage the company’s independent registered public accounting firm;
•
monitor the independent registered public accounting firm’s independence, qualifications and performance;
•
pre-approve all audit and non-audit services;
•
monitor the integrity of the company’s financial reporting process and internal control systems;
•
provide an open avenue of communication among the independent registered public accounting firm, financial and senior management of the company and the Board;
•
monitor the company’s compliance with legal and regulatory requirements, contingent liabilities, risk assessment and risk management; and
•
review and approve all related party transactions under our Related Party Transactions Policy.

Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In carrying out these responsibilities, the Audit Committee monitored the scope and staffing of the company’s internal management group that was previously established by the company and held meetings with the company’s internal auditor regarding the progress and completion of the implementation of the company’s internal controls and the scope of their audit of such internal controls.

In overseeing the preparation of the company’s financial statements, the Audit Committee held meetings with the company’s internal auditor and independent registered public accounting firm, both in the presence of management and privately, to review and discuss all financial statements prior to their issuance and to discuss the overall scope and plans for their respective audits, the evaluation of the company’s internal controls and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the audited statements with both management and the company’s independent registered public accounting firm. The Audit Committee has discussed with the company’s independent registered public accounting firm all matters required to be discussed under PCAOB Auditing Standards No. 1301 (Communications with Audit Committees).

With respect to the company’s independent registered public accounting firm, the Audit Committee received the written disclosures and the letter from Deloitte & Touche, LLP (“Deloitte”), as required by applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with Deloitte, among other things, its independence. The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the company’s audited financial statements in the 10-K for filing with the SEC.

Submitted by the Audit Committee:

Gilbert R. Vasquez, Chair
Lara Sweet
Fehmi Zeko
Paul Anton Zevnik

INSTRUCTIONS TO ATTEND THE 2025 ANNUAL MEETING

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast on the Internet.

To participate in the 2025 Annual Meeting:

•
visit meetnow.global/M2QUYX6
•
enter the unique 15-digit control number included on your proxy card.

You may begin to log into the meeting platform beginning at 9:30 a.m. Pacific Daylight Time (“PDT”) on May 29, 2025. The 2025 Annual Meeting will commence promptly at 10:00 a.m. PDT.

You will need to use the 15-digit control number included on your proxy card in order to vote your shares in person or submit questions during the 2025 Annual Meeting. You will not need this code if you vote by proxy and do not wish to revoke your proxy and vote in person. If you do not have your 15-digit control number, you will be able to attend the meeting as a guest and listen to the meeting; however, without the control number you will not be able to vote in person or submit questions during the meeting.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2025 Annual Meeting virtually on the Internet. In this case, please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a broker or other financial institution, you must register in advance to attend the 2025 Annual Meeting virtually on the Internet. To register to attend the 2025 Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your Entravision stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m. PDT on May 26, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare Entravision Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Instructions on how to connect and participate in the 2025 Annual Meeting via the Internet (as well as how to demonstrate your ownership of Entravision stock) are also posted at https://www.entravision.com/investor/annual-meeting/, which we recommend you visit before the 2025 Annual Meeting to become familiar with overall requirements and the log-in process. You are also encouraged to check this web address prior to the 2025 Annual Meeting in case any changes occur in the instructions to attend the 2025 Annual Meeting, in which case we will post such updated information on that website and not by way of another notice to you.

The 2025 Annual Meeting will begin promptly at 10:00 a.m. PDT on May 29, 2025. The virtual meeting platform is fully supported across major browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Please note that Internet Explorer is not supported. Participants should ensure that they have a strong Wi-Fi connection at whatever location from which they intend to participate in the 2025 Annual Meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear streaming audio prior to the start of the 2025 Annual Meeting. Participants may receive additional support by calling (888) 724-2416 (toll-free in the United States) or +1 (781) 575-2748 (international), or by clicking the help link on the meeting page.

If you wish to submit a question prior to the 2025 Annual Meeting, you may do so from 12:00 a.m. PDT until 9:30 a.m. PDT on May 29, 2025, by logging into meetnow.global/M2QUYX6 and entering your 15-digit control number. Once past the login screen, click on the “Q&A” icon in the upper right corner of your screen, type your question in the field and click “Send”. Alternatively, if you want to submit a question “live” during the 2025 Annual Meeting, after you have successfully logged into the 2025 Annual Meeting on May 29, 2025, as described above, click on the “Q&A” icon in the upper right corner of your screen, type your question in the field and click “Send”. You will only be able to ask a question during the 2025 Annual Meeting if you have logged in using your 15-digit control number.

For the benefit of all stockholders, our priority is to conduct the business set out in this proxy statement. We will not address any question that, among other things, is:

•
not directly related to the 2025 Annual Meeting;
•
repetitious or already made by other persons;
•
not of interest to the stockholders generally;
•
related to material non-public information;
•
related to personal grievances;
•
in reference to individuals or otherwise disrespectful;
•
in furtherance of personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting.

The Chair or Secretary, in that person’s reasonable judgment, shall determine which questions are suitable for the conduct of the 2025 Annual Meeting. Additionally, we will not address any question relating to any proposal that was not previously submitted in compliance with SEC Rule 14a-8 or our bylaws.

— Please print your comments below. C Non-Voting Item

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. In accordance with SEC Rule 14a-8, to be included in the proxy statement for our 2026 annual meeting of stockholders, stockholder proposals must be received by us no later than December 30, 2025.

Under our bylaws, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline under SEC Rule 14a-8 for consideration for inclusion in the proxy statement. For a stockholder proposal to properly be brought before the 2026 annual meeting of stockholders (including director nominations) it must be received by our Secretary no earlier than January 29, 2026 nor later than February 28, 2026 and must also comply with the procedures outlined in our bylaws. Our bylaws are available in the governance section of the investor relations section of our corporate website located at https://www.entravision.com/investor/.

In addition, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own shares of common stock in Entravision, your broker, bank or other nominee may have sent you a notice that your household will receive only a single set of proxy materials. This procedure is known as “householding” and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our proxy statement and Annual Report to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy statement and Annual Report, you may be able to request householding by contacting your broker, bank or other nominee.

ANNUAL REPORT ON FORM 10-K

We filed the 10-K with the SEC on March 6, 2025. A copy of the Annual Report, which incorporates the 10-K without exhibits, has been mailed or otherwise provided to all Record Date stockholders along with this proxy statement. Stockholders may obtain additional copies of the Annual Report and/or the 10-K and the exhibits thereto, without charge, by writing to us at our principal executive offices at 1 Estrella Way, Burbank, California 91504, Attention: Secretary. Copies of the 10-K may also be obtained from our website at https://www.entravision.com/investor/.

OTHER MATTERS

Management does not know of any matters to be presented at the 2025 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2025 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the 2025 Annual Meeting, regardless of the number of shares that you hold. THEREFORE, YOU ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2025 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Michael Christenson
Chief Executive Officer

April 25, 2025

Burbank, California

LOGO Entravision vote Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors to serve for a term ending at the 2026 Annual Meeting of Stockholders and until a successor is duly elected and qualified. 01 - Paul Anton Zevnik 02 - Gilbert R. Vasquez 03 - Martha Elena Diaz 04 - Fehmi Zeko 05 - Thomas Strickler 06 - Brad Bender 07 - Michael Christenson 08 - Lara Sweet Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 04 05 06 07 08 2. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For Against Abstain 3. To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. For Against Abstain In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2025 Annual Meeting and any adjournments thereof. 1UPX 650267 044NWB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proxy — ENTRAVISION COMMUNICATIONS CORPORATION 2025 ANNUAL MEETING OF STOCKHOLDERS MAY 29, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTRAVISION COMMUNICATIONS CORPORATION The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2025 Annual Meeting of Stockholders and the related Proxy Statement, and appoints Michael Christenson, Jeffrey DeMartino, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2025 Annual Meeting of Stockholders of the Company (the “2025 Annual Meeting”) to be held as a virtual meeting only at 10:00 a.m. Pacific Daylight Time on May 29, 2025, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below: THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — ENTRAVISION COMMUNICATIONS CORPORATION q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below

LOGO ENTRAVISION VOTE Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/EVC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EVC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card Control number: 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors to serve for a term ending at the 2026 Annual Meeting of Stockholders and until a successor is duly elected and qualified. 01 - Paul Anton Zevnik 02 - Gilbert R. Vasquez 03 - Martha Elena Diaz 04 - Fehmi Zeko 05 - Thomas Strickler 06 - Brad Bender 07 - Michael Christenson 08 - Lara Sweet Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 04 05 06 07 08 2. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For Against Abstain 3. To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. For Against Abstain In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2025 Annual Meeting and any adjournments thereof. 1UPX 650267 C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ex C123456789 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

The 2025 Annual Meeting of Stockholders of Entravision Communications Corporation will be held on Thursday, May 29, 2025 at 10:00 a.m. Pacific Daylight Time as a virtual meeting via the Internet at meetnow.global/M2QUYX6 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EVC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ENTRAVISION COMMUNICATIONS CORPORATION 2025 ANNUAL MEETING OF STOCKHOLDERS MAY 29, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTRAVISION COMMUNICATIONS CORPORATION The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2025 Annual Meeting of Stockholders and the related Proxy Statement, and appoints Michael Christenson, Jeffrey DeMartino, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2025 Annual Meeting of Stockholders of the Company (the “2025 Annual Meeting”) to be held as a virtual meeting only at 10:00 a.m. Pacific Daylight Time on May 29, 2025, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below: THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — ENTRAVISION COMMUNICATIONS CORPORATION C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 Please keep signature within the box B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below